AGREEMENT

     THIS AGREEMENT, dated February 14, 2000 ("Agreement"), is made between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), and PANASIA BANK, a New Jersey state bank ("Panasia").

                                   BACKGROUND

     1. NPB has formed NPB New Jersey, Inc., a New Jersey corporation ("NPB/NJ"), and organized it as a wholly-owned subsidiary of NPB.

     2. NPB and Panasia desire for NPB/NJ to acquire Panasia as a wholly-owned subsidiary of NPB/NJ, in accordance with the applicable laws of the State of New Jersey and a Plan of Acquisition being executed concurrently by NPB/NJ and Panasia (the "Plan") in the form attached hereto as Exhibit 1 (the "Acquisition").

     3. As a condition and inducement to NPB to enter into this Agreement, the directors and certain officers of Panasia are concurrently executing a Letter Agreement in the form attached hereto as Exhibit 2.

     4. Also as a condition and inducement to NPB to enter into this Agreement, Panasia is concurrently granting to NPB an option to acquire up to 24.9% of Panasia's common stock (the "Panasia/NPB Option") pursuant to a Stock Option Agreement which is concurrently being executed between Panasia and NPB, in the form attached hereto as Exhibit 3.

     5. NPB and Panasia desire to provide the terms and conditions governing the transactions contemplated herein.


                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                     GENERAL

     1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Acquisition means the acquisition by NPB/NJ of Panasia as a wholly-owned subsidiary of NPB/NJ, contemplated by this Agreement.

     Affiliate means, with respect to any corporation, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such corporation and, without limiting the generality of the foregoing, includes any executive officer, director or 10% equity owner of such corporation.

     Agreement means this Agreement, including any amendment or supplement hereto.

     Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

     Closing Date means the date agreed to by the parties as soon as practicable after the last condition precedent provided in this Agreement (other than those conditions which are to be fulfilled at the Closing) has been fulfilled or waived.

     CRA means the Community Reinvestment Act of 1977, as amended, and the rules and regulations promulgated from time to time thereunder.

     Dissenting Panasia Shares has the meaning given to that term in the Plan.

     Effective Date means the date upon which the Plan shall be filed in the NJDBI in accordance with the applicable laws of the State of New Jersey, and shall be the same as the Closing Date or as soon thereafter as is practicable.

     Environmental Law means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (a) the protection, preservation or restoration of the environment, including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource, and/or (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

     FDIC means the Federal Deposit Insurance Corporation.

     FRB means the Federal Reserve Board.

     IRC means the Internal Revenue Code of 1986, as amended.

     IRS means the Internal Revenue Service.

     Knowledge of Panasia means the actual knowledge of Panasia's officers and directors.

     Knowledge of NPB means the actual knowledge of NPB's officers and directors.

     Material Adverse Effect means a material adverse effect on (a) the business, financial condition or results of operations of Panasia (when such term is used in Article 2 hereof) or NPB on a consolidated basis (when such term is used in Article 3 hereof) other than, in each case, any change, circumstance or effect relating to (1) the economy or financial markets in general, or (2) the banking industry and not specifically related to Panasia or NPB, or (b) the ability of such party to consummate the transactions contemplated by this Agreement.

     NAB Division has the meaning given to that term in Section 4.07(c)(6)(i) of this Agreement.

     NASD means the National Association of Securities Dealers, Inc.

     NJDBI means the Department of Banking and Insurance of the State of New Jersey.

     NP Bank means National Penn Bank, a national banking association, all the outstanding capital stock of which is owned by NPB.

     NPB means National Penn Bancshares, Inc., a Pennsylvania corporation.

     NPB Common Stock means the shares of common stock, without par value, of NPB.

     NPB Financials means (a) the audited consolidated financial statements of NPB as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and (b) the unaudited interim consolidated financial statements of NPB for each

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
calendar quarter after December 31, 1998, including the quarter ending September 30, 1999.

     NPB/NJ means NPB New Jersey, Inc., a New Jersey corporation, all the outstanding capital stock of which is owned by NPB.

     OCC means the Office of the Comptroller of the Currency.

     Panasia means Panasia Bank, a New Jersey state bank.

     Panasia Benefit Plans has the meaning given to that term in Section 2.12 of this Agreement.

     Panasia Common Stock has the meaning given to that term in Section 2.02(a) of this Agreement.

     Panasia Disclosure Schedule means, collectively, the disclosure schedules delivered by Panasia to NPB at or prior to the execution and delivery of this Agreement.

     Panasia Financials means (a) the audited financial statements of Panasia as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, and (b) the unaudited interim financial statements of Panasia for each calendar quarter after December 31, 1998, including the quarter ending September 30, 1999.

     Panasia Proxy Statement means the proxy statement, together with any supplements thereto, to be sent to holders of Panasia Common Stock in connection with the transactions contemplated by this Agreement.

     Panasia Stock Option Plans means the stock option plans maintained by Panasia immediately prior to the Effective Date.

     Panasia Stock Option has the meaning given to that term in Section 1.02(b)(4) of this Agreement.

     Panasia Stockholders Meeting means the meeting of the holders of Panasia Common Stock concerning the Acquisition pursuant to the Panasia Proxy Statement.

     Panasia/NYM   Board  has  the  meaning   given  to  that  term  in  Section
4.07(c)(6)(ii) of this Agreement.

     Panasia/NPB Option means the option granted to NPB to acquire certain shares of Panasia Common Stock referred to in the Background of this Agreement.

     Panasia/Phila. Board has the meaning given to that term in Section 4.07(c)(6)(ii) of this Agreement.

     Plan has the meaning given to that term in the Background of this Agreement. The Plan constitutes a "plan of acquisition" within the meaning of N.J. Stat.ss.17:9A-357.

     Regulatory Agreement has the meaning given to that term in Sections 2.11 and 3.08 of this Agreement.

     Regulatory Authority means any agency or department of any federal, state or local government or of any self-regulatory organization, including without limitation the SEC, the FDIC, the FRB, the OCC, the NASD, the NJDBI, and the respective staffs thereof.

     Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

     SEC means the Securities and Exchange Commission.

     Subsidiary means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

     1.02 The Acquisition.

     (a) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place on the Closing Date in Boyertown, Pennsylvania, at a time to be agreed upon by NPB and Panasia; provided, in any case, that all conditions to closing set forth in Article V of this Agreement (other than the delivery of certificates, instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date.

     (b) The Acquisition. Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the State of New Jersey and this Agreement and the Plan:

          (1) Filing of Plan. On or before the Effective Date, NPB and Panasia shall cause the Plan, after approval by the stockholders of Panasia in accordance with the applicable laws of the State of New Jersey, and accompanied by certification of the President of Panasia of such stockholder approval, to be filed in the NJDBI on the Closing Date.

          (2) Issuance of Panasia Common Stock. On the Effective Date, Panasia shall issue to NPB/NJ 1,000 shares of Panasia Common Stock and become a wholly-owned subsidiary of NPB/NJ.

          (3) Conversion of Panasia Common Stock. On the Effective Date, except for shares issuable to NPB/NJ and for

Dissenting Panasia Shares and treasury stock which shall be governed by the provisions of the Plan with respect thereto, each share of Panasia Common Stock issued and outstanding immediately prior to the Effective Date shall, by reason of the Acquisition and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive Twenty-Nine Dollars ($29.00) in cash.

          (4) Conversion of Panasia Stock Options. On the Effective Date, each option to purchase one or more shares of Panasia Common Stock issued by Panasia and outstanding on the Effective Date, whether or not such option is exercisable on the Effective Date (each a "Panasia Stock Option"), shall, by reason of the Acquisition and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive in cash an amount equal to the difference between Twenty- Nine Dollars ($29.00) and the per share exercise price of the Panasia Stock Option multiplied by the number of shares of Panasia Common Stock covered by that option.

          (5) Payment Procedures. As soon as practicable after the Effective Date, NPB shall cause a duly appointed agent ("Agent") to make payment of the cash consideration provided for in this Agreement and the Plan to each person entitled thereto, upon surrender to the Agent of the certificates which immediately prior to the Effective Date represented outstanding shares of Panasia Common Stock held by such person, together with a duly executed letter of transmittal (which the Agent shall mail as soon as practicable after the Effective Date to each holder of record of any such certificate). Neither NPB nor NPB/NJ shall be obligated to deliver or cause to be delivered the consideration to which any person would otherwise be entitled under this Agreement and the Plan until such person surrenders for exchange, as provided in the Plan, the certificates which immediately prior to the Effective Date represented outstanding shares of Panasia Common Stock held by such person or, in lieu thereof, delivers to the Agent such affidavit of loss, indemnity agreement and/or bond as may be reasonably required in each case by NPB. Until surrendered as contemplated herein and in the Plan, each certificate which immediately prior to the Effective Date represented any shares of Panasia Common Stock shall, at and after the Effective Date, represent only the right to receive, upon such surrender, the cash consideration provided for herein and in the Plan. In no event shall the holder of any shares of Panasia Common Stock be entitled to receive interest on any of the funds to be received pursuant to the Acquisition.

     (c) Incorporation of Plan. The Plan is hereby incorporated by reference into this Agreement as though such Plan were set forth in full herein.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF Panasia

            Panasia hereby represents and warrants to NPB as follows:

     2.01 Organization.

     (a) Panasia is a bank duly organized and validly existing under the laws of the State of New Jersey. Panasia has the corporate power to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Panasia is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

     (b) Panasia is a commercial bank the deposits of which are insured by the Bank Insurance Fund of the FDIC to the extent provided in the Federal Deposit Insurance Act.

     (c) Except as described on Panasia Disclosure Schedule 2.01(c), Panasia has no Subsidiaries. Such Subsidiaries are only engaged in the businesses described on Panasia Disclosure Schedule 2.01(c), which businesses are collectively immaterial to Panasia.

     (d) The minute book of Panasia accurately records, in all material respects, all material corporate actions of its stockholders and board of directors, including committees, in each case in accordance with normal business practice of Panasia.

     (e) Panasia has delivered to NPB true and correct copies of the certificate of incorporation and bylaws of Panasia, each as in effect on the date hereof.

     2.02 Capitalization.

     (a) The authorized capital stock of Panasia consists of 1,000,000 shares of common stock, par value $5 per share ("Panasia Common Stock"), of which at the date hereof 664,783 shares are validly issued and outstanding, fully paid and nonassessable and free of pre-emptive rights, and 43,376 shares are held as treasury stock. Panasia has not issued nor is Panasia bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of Panasia Common Stock or any other security of Panasia or

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
any securities representing the right to vote, purchase or otherwise receive any shares of Panasia Common Stock or any other security of Panasia, except for (1) Panasia Stock Options for 39,000 shares of Panasia Common Stock issued and outstanding under the Panasia Stock Option Plans, (2) the Panasia/NPB Option, and (3) this Agreement and the Plan.

     (b) Panasia owns all of the capital stock of the Panasia Subsidiaries, free and clear of any lien or encumbrance. Except for Panasia's Subsidiaries, Panasia does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests in Panasia's investment portfolio, equity interests held by Panasia in a fiduciary capacity, and equity interests held in connection with Panasia's commercial loan activities.

     2.03 Authority; No Violation.

     (a) Panasia has full corporate power and authority to execute and deliver this Agreement and the Plan and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Plan by Panasia and the consummation by Panasia of the Acquisition have been duly and validly approved by the Board of Directors of Panasia and, except for approval by the stockholders of Panasia as required by the applicable laws of the State of New Jersey, no other corporate proceedings on the part of Panasia are necessary to consummate the Acquisition. This Agreement and the Plan have been duly and validly executed and delivered by Panasia and, subject to approval by the stockholders of Panasia and subject to the required approvals of Regulatory Authorities described in Section 3.03 hereof, constitute the valid and binding obligations of Panasia, enforceable against Panasia in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b) (1) Except as described on Panasia Disclosure Schedule 2.03(b), the execution and delivery of this Agreement and the Plan by Panasia, (2) subject to receipt of approvals from the Panasia stockholders and the Regulatory Authorities referred to in Section 3.03 hereof and Panasia's, NPB/NJ's and NPB's compliance with any conditions contained therein, the consummation of the Acquisition, and (3) compliance by Panasia with any of the terms or provisions hereof, do not and will not: (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Panasia; (ii) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to Panasia or any of its properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of, the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Panasia under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which Panasia is a party, or by which it or any of its properties or assets may be bound or affected, excluding from clauses (ii) and (iii) hereof, any items which, in the aggregate, would not have a Material Adverse Effect.

     2.04 Consents. Except as described on Panasia Disclosure Schedule 2.04, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery of this Agreement or the Plan by Panasia or, subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
3.03 hereof and compliance with any conditions contained therein and subject to the approval of this Agreement and the Plan by the stockholders of Panasia, the consummation by Panasia of the Acquisition.

     2.05 Financial Statements.

     (a) Panasia has delivered to NPB the Panasia Financials, except those pertaining to quarterly periods commencing after September 30, 1999, which it will deliver to NPB within 45 days after the end of the respective quarter. The delivered Panasia Financials fairly present, in all material respects, the financial position, results of operations and cash flows of Panasia as of and for the periods ended on the dates thereof, in accordance with FFIEC Call Report Instructions, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

     (b) To the Knowledge of Panasia, Panasia did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the Panasia Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

     2.06 No Material Adverse Change. Panasia has not suffered any adverse change in its assets, business, financial condition or results of operations since September 30, 1999, which change has had a Material Adverse Effect, it being understood that the expenses incurred by Panasia in connection with this Agreement and the Acquisition, including, without limitation, the engagement of legal and financial advisors, shall not constitute a Material Adverse Effect.

     2.07 Taxes.

     (a) Panasia has filed, and will file, in correct form all federal, state and local tax returns required to be filed by or with respect to Panasia on or prior to the Closing Date except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from Panasia to any applicable taxing authority, on or prior to the Closing Date other than taxes which (1) are not delinquent or are being contested in good faith, (2) have not been finally determined, or (3) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) To the Knowledge of Panasia, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon Panasia, nor has Panasia been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

     (c) Proper and accurate amounts have been withheld by Panasia from its employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so is not reasonably likely to have a Material Adverse Effect.

     2.08 Contracts.

     (a) Except as described on Panasia Disclosure Schedule 2.08(a) or 2.12, Panasia is not a party to or subject to: (1) any employment, consulting, severance, "change-in-control" or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for "at will" arrangements; (2) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person; (3) any collective bargaining agreement with any labor union relating to employees of Panasia; (4) except in the ordinary course of business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Panasia is an obligor to any person, or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date; (5) any contract, other than this Agreement, which restricts or prohibits Panasia from engaging in any type of business permissible under applicable law; or (6) except in the ordinary course of business, any lease for real property.

     (b) All the contracts, plans, arrangements and instruments listed on Panasia Disclosure Schedule 2.08(a) are in full force and effect on the date hereof, and neither Panasia nor, to the Knowledge of Panasia, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument the breach of which or default under which will have a Material Adverse Effect, and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement, the termination of which will have a Material Adverse Effect. Except as otherwise described on Panasia Disclosure Schedule 2.08(a) or 2.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which Panasia is a party or under which Panasia may be bound (1) contains provisions which permit an employee or an independent contractor to terminate it without cause and continue to accrue future benefits thereunder; (2) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of Panasia; or (3) requires Panasia to provide a benefit in the form of Panasia Common Stock or determined by reference to the value of Panasia Common Stock.

     2.09 Ownership of Property; Insurance Coverage.

     (a) Panasia has, and will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by Panasia, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the Panasia Financials or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (1) statutory liens for amounts not yet delinquent or which are being contested in good faith, (2) liens for current taxes not yet due and payable, (3) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, and (4) dispositions and encumbrances, liens, mortgages and security interests for adequate consideration in the ordinary course of business. Panasia has the right under leases of material properties used by Panasia in the conduct of its business to occupy and use all such properties in all material respects as presently occupied and used by it.

     (b) With respect to all agreements pursuant to which Panasia has purchased securities subject to an agreement to resell, if any, Panasia has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby, except to the extent that any failure to obtain such a lien or maintain such collateral would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) Panasia currently maintains insurance in amounts considered by Panasia to be reasonable for its operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Panasia has not received notice from any insurance carrier that (1) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (2) premium costs with respect to such insurance will be substantially increased except to the extent such cancellation, reduction, elimination or increase would not have a Material Adverse Effect.

     (d) Panasia currently maintains such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

     2.10 Legal Proceedings. Except as described on Panasia Disclosure Schedule 2.10, Panasia is not a party to any, and there are no pending or, to the Knowledge of Panasia, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature (1) against Panasia, (2) to which the assets of Panasia are subject, (3) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (4) which could materially adversely affect the ability of Panasia to perform its obligations under this Agreement, except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (1) or (2) which, individually or in the aggregate, will not have a Material Adverse Effect.

     2.11 Compliance with Applicable Law.

     (a) Panasia holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses under, and has complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to it, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of its businesses nor otherwise have a Material Adverse Effect.

     (b) Panasia has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority, and has filed all other reports and statements required to be filed by it, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect.

     (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of Panasia, investigation into the business or operations of Panasia, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

     (d) Panasia has not received any notification or communication from any Regulatory Authority (1) asserting that Panasia has not complied with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved; (2) threatening to revoke any license, franchise, permit or governmental authorization which is material to Panasia; (3) requiring or threatening to require Panasia, or indicating that Panasia may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Panasia; or (4) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Panasia (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"), in each case except as would not have a Material Adverse Effect. Panasia has not received, consented to, or entered into any Regulatory Agreement which would have, individually or in the aggregate, a Material Adverse Effect.

     (e) To the Knowledge of Panasia, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to Panasia would have a Material Adverse Effect.

     (f) There is no injunction, order, judgment or decree imposed upon Panasia or the assets of Panasia which has had, or, to the Knowledge of Panasia, will have, a Material Adverse Effect.

     2.12 ERISA.

     (a) Panasia has delivered to NPB true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other material employee benefit plans, policies, agreements and arrangements, all of which are set forth on Panasia Disclosure Schedule 2.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Panasia (the "Panasia Benefit Plans"), together with (1) the most recent actuarial (if any) and financial reports relating to those Panasia Benefit Plans which constitute "qualified plans" under IRC Section 401(a), (2) the most recent Form 5500 (if any) relating to such Panasia Benefit Plans filed by them, respectively, with the IRS, and (3) the most recent IRS determination letter which pertain to any such Panasia Benefit Plans. Neither Panasia nor any pension plan (within the meaning of ERISA Section 3(2)) maintained by Panasia has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401(a), except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan. Panasia has not incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. Each Panasia Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC, except where any such non-compliance would not have a Material Adverse Effect. As of the date hereof, Panasia is not aware of any existing or contemplated audit of its employee benefit plans by the IRS or the U.S. Department of Labor.

     (b) With respect to any services which Panasia may provide as a sponsor, fiduciary, trustee or otherwise for any plan, program, or assignment subject to ERISA (other than any Panasia Benefit Plan), Panasia (1) has correctly computed all contributions, payments or other amounts for which it is responsible, (2) has not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist), and (3) has not incurred any liability to any beneficiary or sponsor of any ERISA plan as a result of any negligence in the performance of its duties except where any such action or inaction would not have a Material Adverse Effect.

     2.13 Brokers, Finders and Financial Advisors. Except as described on Panasia Disclosure Schedule 2.13, neither Panasia nor any of its officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement. Panasia Disclosure Schedule 2.13 includes a copy of Panasia's engagement letter with its financial advisor. Panasia has received an oral opinion from its financial advisor to the effect that, as of the date hereof, the consideration to be received by Panasia stockholders is fair, from a financial point of view, to such stockholders.

     2.14 Environmental Matters.

     (a) To the Knowledge of Panasia, neither Panasia nor any property owned or operated by Panasia has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims or written notices, including without limitation written notices, demand letters or written requests for information from any Regulatory Authority, instituted or pending, or to the Knowledge of Panasia, threatened, or any investigation pending, relating to the liability of Panasia with respect to any property owned or operated by Panasia under any Environmental Law, except as to any such actions or other matters which will not result in a Material Adverse Effect.

     (b) Except as set forth on Panasia Disclosure Schedule 2.14, to the Knowledge of Panasia, no property, now or formerly owned or operated by Panasia or on which Panasia holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Panasia for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA, any of which would have a Material Adverse Effect.

     2.15 Business of Panasia. Since September 30, 1999, Panasia has not, in any material respect, (a) increased the wages, salaries, compensation, pension or other employee benefits payable to any executive officer, employee or director except as is permitted in Section 4.01(d), (b) eliminated employee benefits, (c) deferred routine maintenance of real property or leased premises, (d) eliminated a reserve where the liability related to such reserve has remained, (e) failed to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the businesses of Panasia, or (f) had extraordinary reduction or deferral of ordinary or necessary expenses.

     2.16 CRA Compliance. Panasia is in material compliance with the applicable provisions of the CRA and, as of the date hereof, Panasia has received a CRA rating of "satisfactory" or better from the FDIC. To the Knowledge of Panasia, there is no fact or circumstance or set of facts or circumstances which would cause Panasia to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

     2.17 Allowance for Loan Losses. The allowance for loan losses shown, and to be shown, on the balance sheets contained in the Panasia Financials have been, and will be, established in accordance with generally accepted accounting principles and all applicable regulatory criteria.

     2.18 Information to be Supplied. The information supplied by Panasia for inclusion in the Panasia Proxy Statement will not, as of the date the Panasia Proxy Statement is mailed to stockholders of Panasia and up to and including the date of the Panasia Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The information supplied by Panasia for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as it may be amended by subsequent filings, be accurate in all material respects.

     2.19 Related Party Transactions.  Except as disclosed on Panasia Disclosure
Schedule 2.19, or as is disclosed in the footnotes to the Panasia Financials, as of the date hereof, Panasia is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of Panasia; and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder), except with respect to variations in such terms as would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Panasia Disclosure Schedule

2.19, as of the date hereof, no loan or credit accommodation to any Affiliate of Panasia is presently in default or, during the three- year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended in any manner which would have a Material Adverse Effect. To the Knowledge of Panasia, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

     2.20 Loans. Each loan reflected as an asset in the Panasia Financials (a) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and (b) to the extent secured, has been secured by valid liens and security interests which have been perfected, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect.

     2.21 Year 2000 Compliance. Panasia is in compliance in all material respects with the Year 2000 compliance guidelines established by the FDIC and the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Council. Panasia has received a rating of "satisfactory" or better from the FDIC in its most recent Year 2000 examination. To the Knowledge of Panasia, there is no fact or circumstance or set of facts or circumstances which would cause Panasia to fail to comply with such provisions in a manner which would have a Material Adverse Effect. All software, hardware, embedded microchips and other processing capabilities utilized by and material to the operations of Panasia are able to interpret, process, manage and manipulate data involving all calendar dates correctly, including single century formulas and multi-century formulas, all leap years, and all dates on or after January 1, 2000, including February 29, 2000. Panasia's computer systems function correctly for purposes of date and time calculations.

     2.22 Quality of Representations. No representation made by Panasia in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances in which they were made, not misleading in any material respect.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF NPB

     NPB hereby represents and warrants to Panasia as follows:

     3.01 Organization.

     (a) NPB is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. NPB is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended. NPB has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. NPB is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

     (b) NPB/NJ is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey.

     3.02 Authority; No Violation.

     (a) NPB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. NPB/NJ has full corporate power and authority to execute and deliver the Plan and to consummate the Acquisition. The execution and delivery of this Agreement by NPB and the consummation by NPB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of NPB, and no other corporate proceedings on the part of NPB are necessary to consummate the transactions contemplated hereby. The execution and delivery of the Plan by NPB/NJ and the consummation by NPB/NJ of the Acquisition have been duly and validly approved by the Board of Directors of NPB/NJ, and no other corporate proceedings on the part of NPB/NJ are necessary to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by NPB and, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.03 hereof, constitutes the valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Plan, upon its execution and delivery by NPB/NJ concurrently with the execution and delivery of this Agreement, will, subject to receipt of the required approvals of Regulatory Authorities described in Section 3.03 hereof, constitute the valid and binding obligation of NPB/NJ, enforceable against NPB/NJ in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b) (1) The execution and delivery of this Agreement by NPB, (2) the execution and delivery of the Plan by NPB/NJ, (3) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.03 hereof and NPB's, NPB/NJ's and Panasia's compliance with any conditions contained therein, the consummation of the Acquisition, and (4) compliance by NPB or NPB/NJ with any of the terms or provisions hereof, does not and will not: (i) conflict with or result in a breach of any provision of the respective articles or certificate of incorporation or bylaws of NPB or NPB/NJ; (ii) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to NPB or NPB/NJ or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of NPB or NPB/NJ under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which NPB or NPB/NJ is a party, or by which they or any of their respective properties or assets may be bound or affected, excluding from clauses (ii) and (iii) any such items which, in the aggregate, would not have a Material Adverse Effect.

     3.03 Consents. Except for consents and approvals of, or filings with, the FRB and the NJDBI, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by NPB or the Plan by NPB/NJ or the consummation of the Acquisition. To the Knowledge of NPB, there are no facts or circumstances which would prohibit NPB from obtaining the approvals required hereunder.

     3.04 Financial Statements.

     (a) NPB has delivered to Panasia the NPB Financials, except those pertaining to quarterly periods commencing after September 30, 1999, which it will deliver to ENB within 45 days after the end of the respective quarter. The delivered NPB Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of NPB as of and for the periods ended on the dates thereof, in accordance with generally accepted accounting principles consistently applied, except in each case as noted therein and, in the case of interim period financial statements, subject to normal year-end adjustments and footnotes thereto.

     (b) To the Knowledge of NPB, NPB did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the NPB Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with generally accepted accounting principles consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the ordinary course of business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty herein or which otherwise have not had a Material Adverse Effect.

     3.05 No Material Adverse Change. NPB has not suffered any adverse change in its assets, business, financial condition or results of operations since September 30, 1999, which change has had a Material Adverse Effect.

     3.06 Financing. At the Effective Date, NPB will have available, and will provide to NPB/NJ, cash sufficient for NPB/NJ to pay the amounts required to be paid to Panasia stockholders and holders of Panasia Stock Options, pursuant to this Agreement and the Plan, upon consummation of the Acquisition.

     3.07 Legal Proceedings. Neither NPB nor any NPB Subsidiary is a party to any, and there are no pending or, to the Knowledge of NPB, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature (a) against NPB or any NPB Subsidiary, (b) to which the assets of NPB or any NPB Subsidiary are subject, (c) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (d) which could materially adversely affect the ability of NPB to perform its obligations under this Agreement, except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, will not have a Material Adverse Effect.

     3.08 Compliance with Applicable Law.

     (a) NPB and its Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect.

     (b) NPB and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect.

     (c) No Regulatory Authority has initiated any proceeding or, to the Knowledge of NPB, investigation into the businesses or operations of NPB or any of its Subsidiaries, except where any such proceedings or investigations will not, individually or in the aggregate, have a Material Adverse Effect, or such proceedings or investigations have been terminated or otherwise resolved.

     (d) Neither NPB nor any NPB Subsidiary has received any notification or communication from any Regulatory Authority (1) asserting that NPB or any NPB Subsidiary has not complied with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved; (2) threatening to revoke any license, franchise, permit or governmental authorization which is material to NPB or any NPB Subsidiary; (3) requiring or threatening to require NPB or any NPB Subsidiary or indicating that NPB or any NPB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of NPB or any NPB Subsidiary; or (4) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of NPB or any NPB Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement") in each case except as would not have a Material Adverse Effect. Neither NPB nor any NPB Subsidiary has received, consented to, or entered into any Regulatory Agreement which would have, individually or in the aggregate, a Material Adverse Effect.

     (e) To the Knowledge of NPB, there is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement which if resolved in a manner adverse to NPB would have a Material Adverse Effect.

     (f) There is no injunction, order, judgment or decree imposed upon NPB or any NPB Subsidiary or the assets of NPB or any NPB Subsidiary which has had, or, to the Knowledge of NPB, will have, a Material Adverse Effect.

     3.09 CRA Compliance. NP Bank is in compliance in all material respects with the applicable provisions of the CRA, and, as of the date hereof, NP Bank has received a CRA rating of "satisfactory" or better from the OCC. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NP Bank to fail to comply with such provisions in a manner which would have a Material Adverse Effect.

     3.10 Information to be Supplied. The information supplied by NPB for inclusion in the Panasia Proxy Statement will not, as of the date the Panasia Proxy Statement is mailed to stockholders of Panasia and up to and including the date of the Panasia Stockholders Meeting to which such Panasia Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading. The information supplied by NPB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the dates of any required regulatory approvals or consents, as it may be amended by subsequent filings, be accurate in all material respects.

     3.11 Year 2000 Compliance. NPB and its Subsidiaries are in compliance in all material respects with the Year 2000 compliance guidelines established by the OCC and the safety and soundness and other guidelines for Year 2000 business risk issued from time to time by the Federal Financial Institutions Examination Council. NP Bank received a rating of "satisfactory" or better from the OCC in its most recent Year 2000 examination. To the Knowledge of NPB, there is no fact or circumstance or set of facts or circumstances which would cause NPB to fail to comply with such provisions in a manner which would have a Material Adverse Effect. All software, hardware, embedded microchips and other processing capabilities utilized by and material to the operations of NPB and its Subsidiaries are able to interpret, process, manage and manipulate data involving all calendar dates correctly, including single century formulas and multi-century formulas, all leap years, and all dates on or after January 1, 2000, including February 29, 2000. NPB's and its Subsidiaries' computer systems function correctly for purposes of date and time calculations.

     3.12 Securities Documents. NPB has delivered to Panasia copies of its (a) annual reports on SEC Form 10-K for the years ended December 31, 1998 and 1997,
(b) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999, and all other reports filed with the SEC since January 1, 1999, and (c) proxy materials used in connection with its meetings of shareholders held in 1999 and 1998. Such reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto, and all such SEC reports, filings and proxy materials did not and will not, at the times of such filings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     3.13 Quality of Representations. No representation made by NPB in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in the light of the circumstances in which they were made, not misleading in any material respect.


                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

     4.01 Conduct of Panasia's Business. Through the Closing Date, Panasia shall in all material respects conduct its businesses and engage in transactions only in the ordinary course and consistent with past practice, except as otherwise required by this Agreement or with the written consent of NPB. Panasia shall use its reasonable good faith efforts to preserve its business organization intact, maintain good relationships with employees, and preserve the good will of customers of Panasia and others with whom business relationships exist. Through the Closing Date, except as otherwise consented to in writing by NPB (such consent shall not be unreasonably withheld) or as permitted by this Agreement, Panasia shall not:

     (a) change any provision of its certificate of incorporation or bylaws;

     (b) change the number of authorized or issued shares of its capital stock, repurchase any shares of capital stock, or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of Panasia capital stock, except that Panasia may issue up to an aggregate of 39,000 shares of Panasia Common Stock upon the valid exercise of any Panasia Stock Options issued and outstanding on the date hereof;

     (c) grant any severance or termination pay, other than pursuant to policies or agreements of Panasia in effect on the date hereof, to, or enter into or amend any employment, consulting, severance, "change-in-control" or termination contract or arrangement with, any officer, director, employee, independent contractor, agent or other person associated with Panasia;

     (d) except for (i) routine periodic pay increases, merit pay increases and pay-raises in connection with promotions, all in accordance with past practice, and (ii) retention bonuses granted to Panasia employees in an aggregate amount not exceeding $35,000 (payment of which shall be conditioned on the recipient remaining a Panasia employee through the Closing Date, and thereafter, through the earlier of the date of conversion of Panasia's operating system to that of NP Bank or the date 90 days after Closing), increase the rate of compensation of, or pay any bonus to, any director, officer, employee, independent contractor, agent or other person associated with Panasia; or grant job promotions other than in accordance with past practice;

     (e) merge or consolidate Panasia with any other corporation; sell or lease all or any substantial portion of the assets or businesses of Panasia; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization; relocate or surrender its certificate of authority to maintain, or file an application for the relocation of, any existing branch office; or file an application for a certificate of authority to establish a new branch office;

     (f) sell or otherwise dispose of any material asset of Panasia, other than in the ordinary course of business, consistent with past practice; subject any asset of Panasia to a lien, pledge, security interest or other encumbrance, other than in the ordinary course of business consistent with past practice; modify in any material manner the manner in which Panasia has heretofore conducted its business or enter into any new line of business; incur any indebtedness for borrowed money, except in the ordinary course of business, consistent with past practice;

     (g) take any action which would result in any of the conditions set forth in Article V hereof not being satisfied;

     (h) change any method, practice or principle of accounting, except as required by changes in generally accepted accounting principles concurred in by its independent certified public accountants; or change any assumption underlying, or any method of calculation of, depreciation of any type of asset or establishment of any reserve;

     (i) waive, release, grant or transfer any rights of material value or modify or change in any material respect any existing agreement to which Panasia is a party, other than in the ordinary course of business, consistent with past practice;

     (j) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except as required by law;

     (k) amend or otherwise modify the underwriting and other lending guidelines and policies of Panasia in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

     (l) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations, except as to any transaction disclosed on Panasia Disclosure
Schedule 2.19;

     (m) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

     (n) take any action that would give rise to a right of payment to any individual under any employment agreement except in the ordinary course of business consistent with past practice;

     (o) purchase any security for its investment portfolio (1) rated less than "AAA" by either Standard & Poor's Corporation or Moody's Investor Services, Inc., or (2) with a remaining maturity more than five (5) years;

     (p) make any capital expenditure of $50,000 or more; or undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of business, involving an unbudgeted expenditure by Panasia of more than $25,000, or extending beyond twelve (12) months from the date hereof; or

     (r) agree to do any of the foregoing.

     4.02 Access; Confidentiality.

     (a) Through the Closing Date, Panasia shall afford to NPB, including its authorized agents and representatives, reasonable access to its properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of Panasia shall furnish NPB, including its authorized agents and representatives, with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as NPB, or its authorized agents and representatives, shall from time to time reasonably request.

     (b) NPB agrees that it, and its authorized agents and representatives, will conduct such investigation and discussions hereunder in a confidential manner and otherwise in a manner so as not to interfere unreasonably with Panasia's normal operations and customer and employee relationships. Panasia shall not be required to provide access to or disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize attorney-client privilege or similar privilege with respect to such information or contravene any law, rule, regulation, decree, order, fiduciary duty or agreement entered into prior to the date hereof.

     (c) All information furnished to NPB by Panasia in connection with the transactions contemplated by this Agreement, whether prior to the date of this Agreement or subsequent hereto, shall be held in confidence to the extent required by, and in accordance with, the confidentiality agreement dated December 27, 1999 between NPB and Panasia (the "Confidentiality Agreement").

     4.03 Regulatory Matters. Through the Closing Date:

     (a) NPB and Panasia shall cooperate with one another in the preparation of the Panasia Proxy Statement and all Applications and the making of all filings for, and shall use their reasonable best efforts to obtain, as promptly as practicable, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement. Each of NPB and Panasia shall give the other reasonable time to review any Application to be filed by it prior to the filing of such Application with the relevant Regulatory Authority, and each shall consult one another with respect to the substance and status of such filings.

     (b) Panasia and NPB shall each promptly furnish the other with copies of written communications to, or received by them from, any Regulatory Authority in respect of the transactions contemplated hereby.

     (c) Panasia and NPB shall cooperate with each other in the foregoing matters and shall furnish the other with all information concerning itself as may be necessary or advisable in connection with any Application or filing, including the Panasia Proxy Statement and any report filed with the SEC, made by or on behalf of such party to or with any Regulatory Authority in connection with the transactions contemplated by this Agreement, and in each such case, such information shall be accurate and complete in all material respects. In connection therewith, Panasia and NPB shall use their reasonable good faith efforts to provide each other certificates and other documents reasonably requested by the other.

     4.04 Taking of Necessary Actions. Through the Closing Date, in addition to the specific agreements contained herein, each party hereto shall use reasonable best efforts to take, or in the case of NPB, cause to be taken by each of its Subsidiaries, all actions, and to do, or in the case of NPB, cause to be done by each of its Subsidiaries, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, if necessary, appealing any adverse ruling in respect of any Application.

     4.05 No Solicitation. Panasia shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, initiate, solicit, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined herein), or enter into or maintain or continue discussions or negotiate with any person in furtherance of an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and Panasia shall (unless it believes such notification would violate the Panasia Board of Directors' fiduciary duties) notify NPB as promptly as practicable, in reasonable detail, as to any inquiries and proposals which it or any of its representatives or agents may receive; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, (1) Panasia may furnish or cause to be furnished confidential and non-public information concerning Panasia and its businesses, properties or assets to a third party, (2) Panasia may engage in discussions or negotiations with a third party, (3) following receipt of an Acquisition Proposal, Panasia may take and disclose to its stockholders a position with respect to such Acquisition Proposal, and/or (4) following receipt of an Acquisition Proposal, the Panasia Board of Directors may withdraw or modify its recommendation of the Acquisition, but in respect of the foregoing clause (4) only to the extent that the Panasia Board of Directors shall conclude in good faith after consultation with its legal counsel and financial advisors, and based upon the written advice of its legal counsel, that failure to do so would result in a breach of their fiduciary duties to Panasia's stockholders. As used herein, the term "Acquisition Proposal" means the public announcement of a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for: (x) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of Panasia or any other business combination involving Panasia; or (y) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Panasia Common Stock.

     4.06 Update of Panasia Disclosure Schedule. Through the Closing Date, Panasia shall update the Panasia Disclosure Schedule as promptly as practicable after the occurrence of any event which, if such event had occurred prior to the date hereof, would have been disclosed on such schedule.

     4.07 Other Undertakings by NPB and Panasia.

     (a) Undertakings of NPB and Panasia.

          (1) Filings and Approvals. NPB and Panasia shall cooperate with each other in the preparation and filing, as soon as practicable, of (i) the Applications, (ii) the Panasia Proxy Statement, and (iii) all other documents necessary to obtain any other approvals and consents required to effect consummation of the transactions contemplated by this Agreement.

          (2) Public Announcements. NPB and Panasia shall agree upon the form and substance of any press release related to this Agreement and the transactions contemplated hereby, but nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

     (b) Undertakings of Panasia.

          (1) Stockholder Approval. Panasia shall submit this Agreement and the Plan to its stockholders for approval at the Panasia Stockholders Meeting, with the recommendation of Panasia's Board of Directors to such stockholders to approve such agreements. The Panasia Stockholders Meeting may, in Panasia's sole discretion, be held after all consents of any Regulatory Authorities have been obtained. If any such consent has not been obtained prior to the date established in the Panasia Proxy Statement for such meeting, such meeting may be postponed or adjourned at the sole discretion of Panasia. The Panasia Stockholders Meeting shall be held not later than 45 days after all consents of Regulatory Authorities have been received and all other conditions have been satisfied or waived (other than those conditions which are to be fulfilled at the Closing).

          (2) Phase I Environmental Audit. Panasia shall permit NPB, if NPB elects to do so, at its own cost and expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by Panasia.

          (3) Delivery of Financial Statements. Panasia shall deliver to NPB, as soon as practicable after the end of each month and after the end of each calendar quarter prior to the Effective Date, commencing with the month ended January 31, 2000, an unaudited balance sheet as of such date and related unaudited statements of income and cash flows for the periods then ended, which financial statements shall fairly present, in all material respects, Panasia's financial condition, results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles, except as noted therein and subject to year-end audit adjustments and footnotes.

          (4) Reserves and Acquisition-Related Costs. On or before the Effective Date, establish such additional accruals and reserves as may be necessary to conform Panasia's accounting reserve practices and methods (including credit loss practices and methods) to those of NPB and otherwise to reflect Acquisition- related expenses and costs incurred by Panasia (including professional fees and expenses), in each case on a mutually satisfactory basis and in accordance with generally accepted accounting principles and any applicable regulatory requirements, provided, however, that Panasia shall not be required to take such actions until such time as NPB shall acknowledge in writing that all conditions to NPB's and Panasia's respective obligations to consummate the Acquisition (and NPB's and Panasia's respective rights to terminate this Agreement for any reason) have been waived or satisfied, and that in all circumstances Panasia shall take such actions at such time as shall be mutually agreed to by NPB and Panasia but not later than immediately prior to the time the Acquisition becomes effective. No action taken by Panasia in accordance with this Section 4.07(b)(4) shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement, and NPB agrees to indemnify Panasia's officers, directors and agents with respect to such adjustments.

          (5) Maintenance of Insurance. Panasia shall maintain insurance in such amounts as Panasia, as the insured, believes are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its businesses.

          (6) Maintenance of Books and Records. Panasia shall maintain books of account and records on a basis consistent with past practice.

          (7) Taxes. Panasia shall file all federal, state, and local tax returns required to be filed by it on or before the date such returns are due, including any extensions, and pay all taxes shown to be due on such returns on or before the dates such payments are due, except those being contested in good faith.

          (8) Outside Service Bureau Contracts. Subject to any applicable legal requirements, through the Effective Date, Panasia shall (i) cooperate with NPB, in the interest of an orderly, cost- effective consolidation of operations, in the termination of any contract or arrangement Panasia may have with an outside service bureau or other vendor of services, and (ii) substitute a contract or arrangement between NPB or NP Bank (as NPB shall elect) and Panasia for the provision of similar services to Panasia on terms and conditions mutually acceptable to Panasia and NPB.

          (9) In-House Operations. Subject to any applicable legal requirements, through the Effective Date, Panasia shall (i) cooperate with NPB, in the interest of an orderly, cost-effective consolidation of operations, in the termination of any in-house back office, support, processing or other operational activities of Panasia, and (ii) substitute a contract or arrangement between NPB or NP Bank (as NPB shall select) and Panasia for the provision of similar services to Panasia on terms and conditions mutually acceptable to Panasia and NPB.

     (c) Undertakings of NPB.

          (1) Delivery of SEC Documents. NPB shall deliver to Panasia copies of all reports filed with the SEC under the Exchange Act promptly upon the filing thereof.

          (2) Employees, Severance Policy. NPB will endeavor to continue the employment of all current employees of Panasia in positions that will contribute to the successful performance of the combined organization. Where there is a coincidence of responsibilities, NPB will try to reassign the affected individual to a needed position that utilizes the skills and abilities of the individual. If that is impracticable or if NPB elects to eliminate a position, NPB will make severance payments to the displaced employee as set forth herein. NPB will also make severance payments to an employee who declines a position that requires re- location more than 25 miles from his current place of employment. If a Panasia employee accepts a position that requires relocation of more than 25 miles from his current place of employment, NPB will reimburse him for documented relocation expenses, up to a maximum of $5,000. Subject to the following minimum and maximum benefits, NPB will grant an eligible employee one week of severance pay (at his then current pay rate) for each year of an employee's service with Panasia prior to the employment termination date. The minimum benefit shall be four weeks' salary for full-time employees, which will be pro-rated for part-time employees. The maximum severance benefit will be seven weeks' salary. All employees of Panasia on the date hereof will be eligible for these severance benefits, except that no employee of Panasia who shall receive any payments or benefits pursuant to any "change in control" agreement or similar plan or right shall be eligible for any severance benefits. Persons eligible for relocation or severance benefits will remain eligible for such benefits in the event of any relocation or termination of employment other than for "cause" within three months of the Effective Date. Any person whose employment with NPB is terminated by NPB without "cause" after three months from the Effective Date shall receive such severance benefit from NPB as is provided for in NPB's general severance policy for such terminations (with full credit being given for each year of service with Panasia). For purposes of this Section 4.07(c)(2), "cause" shall mean the employer's good faith reasonable belief that the employee committed fraud, theft, embezzlement, falsified corporate records, disseminated confidential information concerning customers, NPB, any NPB

Subsidiary or any of its or their employees, had documented unsatisfactory job performance under NPB's dismissal policy, or violated NPB's Code of Conduct. The foregoing definition of "cause" is the definition of "cause" used by NPB and its Subsidiaries in the ordinary course of its business.

          (3) Employee Benefits. The employee benefits provided to former employees of Panasia after the Effective Date shall be, in the aggregate, at least as favorable as the employee benefits provided by Panasia to its employees prior to the Effective Date. Subject to the foregoing, after the Effective Date, NPB or any NPB Subsidiary may discontinue, amend or convert to an NPB or an NPB Subsidiary plan any particular benefit or welfare plan of Panasia, subject to such plan's provisions and applicable law.

          (4) Panasia Board of Directors. On the Effective Date, NPB and NPB/NJ shall take all necessary corporate action to cause the following persons to serve as directors of Panasia as of the Effective Date: (i) three persons selected  by  Panasia's  Board of  Directors,  subject to approval by NPB (which approval will not be unreasonably withheld) (collectively, the "Panasia Designees"); (ii) three persons selected by NPB, in its discretion, from among the senior officers of NPB or NP Bank; and three persons selected by NPB, in its discretion, from among the members of NP Bank's National Asian Bank Divisional Board of Directors. NPB and NPB/NJ shall also take all necessary corporate action to re-elect each Panasia Designee as a Panasia director for each of the three years following the Effective Date, if such person is in office as a Panasia director on the annual election dates. Panasia Designees who are not employees of Panasia shall receive annual director compensation equal to the annual director compensation paid by Panasia as of the date hereof.

          (5) Panasia Charter. For three years following the Effective Date, NPB and NPB/NJ shall cause Panasia to maintain a bank charter separate from that of NP Bank or any other NPB Subsidiary, provided, however, that this shall not prohibit NPB, in its discretion, from causing the charter of Panasia to be converted from a state to a national bank charter.

          (6) Combination With National Asian Bank Division.

               (i)  Upon   consummation   of  the  Acquisition  and  subject  to
compliance with all applicable legal requirements, including approval of Regulatory Authorities, NPB intends to cause NP Bank's National Asian Bank Division (the "NAB Division") to be combined with Panasia (the "NAB/Panasia Combination"). The NAB Division presently consists of two branch banking offices located at 1349 West Cheltenham Avenue, Elkins Park, Montgomery County, Pennsylvania, and 600-636 Washington Avenue, Philadelphia, Pennsylvania, and related assets, loans and deposits. Upon completion of the NAB/Panasia Combination, it is NPB's intent to utilize Panasia in the expansion of NPB's branch banking system into geographical areas with high Asian population not presently served by Panasia or NAB, either by the opening of de novo branches or by the acquisition of deposits and assets.

               (ii) Upon consummation of the NAB/Panasia Combination, NPB intends to cause Panasia to establish a Panasia (New York Metro) Division and a related Division Board (the "Panasia/NYM Board") and a Panasia (Philadelphia) Division and a related Division Board (the "Panasia/Phila. Board"). The Panasia/NYM Board shall consist of the members of Panasia's Board of Directors at the Effective Date, NPB or NP Bank senior officers selected by NPB, and such other persons as the Panasia/NYM Board shall select from time to time. NPB anticipates that the Panasia/NYM Board and the Panasia/Phila. Board will each emphasize sales, marketing and expansion. Panasia's current non-employee directors who become members of the Panasia/NYM Board shall receive compensation equal to $250 per meeting attended.

               (iii) Upon consummation of the NAB/Panasia Combination, NPB intends to cause Panasia to make one or more public offerings of shares of its common stock. Such offerings may be made in conjunction with Panasia's expansion of its business into new geographical areas with substantial Korean-Asian population such as the Washington, D.C. area. NPB intends, in any such offering, to permit persons who are then Panasia directors, members of the Panasia/NYM Board or the Panasia/Phila. Board, or Panasia employees, to purchase shares of Panasia stock at a five percent (5%) discount from the price offered to the general public. If Panasia shall set a maximum number of shares that may be purchased by any single purchaser in any such offering, that limit shall apply to all purchasers, including any persons eligible for the purchase price discount. Further, it is not NPB's intent to offer the discount if Panasia's underwriter or financial advisor shall advise that doing so will adversely affect the success of the offering.

          (7) Limitation of Liability, Insurance.

               (i) NPB shall cause Panasia to keep in effect the provision in its certificate of incorporation providing for exculpation of director and officer liability, which provision shall not be amended except as required by applicable law.

               (ii) NPB shall (and Panasia shall cooperate and assist prior to the Effective Date in these efforts), at no expense to the beneficiaries, (1) maintain directors' and officers' liability insurance ("D&O Insurance") for the directors and officers of Panasia (each, an "Insured Party") with respect to matters occurring at or prior to the Effective Date, issued by a carrier or carriers assigned a claims-paying ability rating by A.M. Best & Co. of "A (Excellent)" or higher, or (2) obtain coverage for actions or omissions or alleged actions or omissions occurring at or prior to the Effective Date (including the transactions contemplated by this Agreement) for the Insured Parties under the directors' and officers' liability insurance policy currently maintained by NPB, in either case, providing at least the same coverage as the D&O Insurance currently maintained by Panasia and containing terms and conditions which are no less favorable to the beneficiaries, for a period of at least six (6) years from the Effective Date; provided, that NPB shall not be obligated to make premium payments for such six-year period in respect of the D&O Insurance which exceed, for the portion related to Panasia's directors and officers, 150 percent of the annual premium payments ($16,214 at the date hereof) of Panasia's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, NPB shall use its reasonable best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.


               (iii) If any claim is made against present or former directors or officers of Panasia, neither NPB nor Panasia shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

               (iv) If NPB or any of its successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person of such consolidation or merger or shall transfer all or substantially all of its assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of NPB shall assume the obligations set forth in this Section 4.07(c)(7).

               (v) The provisions of this Section 4.07(c)(7) are intended to be for the benefit of and shall be enforceable by, each Insured Party, his or her heirs and representatives.

               (vi) NPB shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Insured Party in enforcing the obligations provided for in this Section 4.07(c)(7).


                                    ARTICLE V

                                   CONDITIONS

     5.01  Conditions  to  Panasia's  Obligations  under  this  Agreement.   The
obligations of Panasia hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Panasia pursuant to Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, NPB and NPB/NJ to authorize the execution, delivery and performance of this Agreement and the Plan and the consummation of the Acquisition, shall have been duly and validly taken by NPB and NPB/NJ; and Panasia shall have received certified copies of the resolutions evidencing such authorizations.

     (b) Covenants; Representations. The obligations of NPB and NPB/NJ required by this Agreement to be performed by NPB or NPB/NJ at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of NPB set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

     (c) Approvals of Regulatory Authorities. Panasia and NPB shall have obtained all requisite approvals and consents of Regulatory Authorities, and the statutory waiting period or periods relating thereto for the Acquisition shall have expired; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to Panasia or NPB of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

     (e) Officer's Certificate. NPB shall have delivered to Panasia a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.01 have been satisfied.

     (f) Approval by Panasia's Stockholders. This Agreement and the Plan shall have been approved by the stockholders of Panasia by such vote as is required under the applicable laws of the State of New Jersey and by the certificate of incorporation and bylaws of Panasia.

     (g) Employment Agreements. NPB shall have delivered to Panasia its written approval of Panasia's execution and delivery of the employment agreements with Moon S. Yang and Young Jai Lee in the forms attached hereto as Exhibits 4 and 5, respectively.

     5.02 Conditions to NPB's Obligations under this Agreement. The obligations of NPB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NPB pursuant to
Section 7.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Panasia to authorize the execution, delivery and performance of this Agreement and the Plan and the consummation of the Acquisition, shall have been duly and validly taken by Panasia; and NPB shall have received certified copies of the resolutions evidencing such authorizations.

     (b) Covenants; Representations. The obligations of Panasia required by this Agreement to be performed by Panasia at or prior to the Closing Date shall have been duly performed and complied with in all material respects; and the representations and warranties of Panasia set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date and except as to any representation or warranty to the extent the breach of such representation or warranty does not have a Material Adverse Effect.

     (c) Approvals of Regulatory Authorities. Panasia and NPB shall have obtained all requisite approvals and consents of Regulatory Authorities, and the statutory waiting period or periods relating thereto for the Acquisition shall have expired; provided, however, that no such approval or consent shall have imposed any condition or requirement (other than conditions or requirements previously disclosed) which would so materially and adversely impact the economic or business benefits to NPB or Panasia of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (d) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

     (e) Officer's Certificate. Panasia shall have delivered to NPB a certificate, dated the Closing Date and signed, without personal liability, by its Chairman or President, to the effect that the conditions set forth in subsections (a) through (d) of this Section 5.02 have been satisfied.

     (f) Approval by Panasia's Stockholders. This Agreement and the Plan shall have been approved by the stockholders of Panasia by such vote as is required under the applicable laws of the State of New Jersey and by the certificate of incorporation and bylaws of Panasia.

     (g) Phase I Environmental Audit Results. The results of any Phase I environmental audit conducted pursuant to Section 4.07(b)(2) hereof shall not result in a Material Adverse Effect on Panasia.

     (h) Other Documents. NPB shall have received such other certificates, documents or instruments from Panasia or its officers or others as NPB shall have reasonably requested in connection with accounting or income tax treatment of the Acquisition, or related securities law compliance.


                                   ARTICLE VI

                        TERMINATION, WAIVER AND AMENDMENT

     6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

     (a) By the mutual written consent of the parties hereto;

     (b) By NPB or Panasia:

          (1) If there shall have been any breach of any representation, warranty or obligation of the other party hereto (subject to the same standards as set forth in Sections 5.01(b) or 5.02(b), as the case may be) and such breach can not be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied;

          (2) If the Closing Date shall not have occurred prior to September 30, 2000 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision);

          (3) If any Regulatory Authority whose approval or consent is required for consummation of the Acquisition shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

          (4) If the stockholder vote contemplated by this Agreement is not obtained at the Panasia Stockholders Meeting.

     6.02 Effect of  Termination.  If this  Agreement is terminated  pursuant to
Section 6.01 hereof or otherwise, this Agreement shall forthwith become void, other than Sections 4.02(c) and 7.01 hereof which shall remain in full force and effect, and there shall be no further liability on the part of NPB or Panasia to the other, except for any liability of NPB or Panasia under such sections of this Agreement and except for any liability arising out of a willful breach of this Agreement giving rise to such termination.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.01 Expenses. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     7.02 Non-Survival of Representations and Warranties; Disclosure Schedules. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants shall terminate on the Closing Date.

     7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the Closing Date, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) to the extent permitted by law, waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise. This Agreement may not be amended except by an instrument in writing signed, by authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     7.04 Entire Agreement. This Agreement, including the documents referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter other than the Confidentiality Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and its successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities, and provided, further, that any Insured Party may enforce Section 4.07(c)(7).

     7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

     (a) If to NPB or Bank, to:

         National Penn Bancshares,  Inc.
         Philadelphia and Reading Avenues
         P.O.Box 547
         Boyertown, Pennsylvania 19512-0547

         Attention:  Lawrence T. Jilk, Jr.,
                     Chairman and CEO

         Telecopy No.: 610-369-6236

         with a copy to:

         H. Anderson Ellsworth
         Jay W. Waldman
         Ellsworth, Carlton & Waldman, P.C.
         1105 Berkshire Boulevard
         Suite 320
         Wyomissing, Pennsylvania 19610

         Telecopy No.: 610-371-9510

     (b) If to Panasia, to:

         Panasia Bank
         183 Main Street
         Fort Lee, New Jersey 07024

         Attention:  Moon S. Yang,
                     President and CEO

         Telecopy No.: 201-947-7560
         with a copy to:

         Robert A. Schwartz
         Jamieson, Moore, Peskin & Spicer
         177 Madison Avenue
         Morristown, New Jersey 07960

         Telecopy No.: 973-984-9549

     7.07 Panasia Disclosure Schedule. Information contained on the Panasia Disclosure Schedule shall be deemed to cover the express disclosure requirement contained in a representation or warranty of this Agreement and any other representation or warranty of this Agreement of Panasia where it is readily apparent it applies to such provision. The mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Panasia that such item









            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK] represents a material exception or fact, event or circumstance or that such item is or could result in a Material Adverse Effect.

     7.08 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     7.09 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     7.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       NATIONAL PENN BANCSHARES, INC.


(Corporate Seal)                       By:/s/ Lawrence T. Jilk, Jr.
                                          -------------------------
                                            Lawrence T. Jilk, Jr.,
                                            Chairman


                                   Attest:/s/ Sandra L. Spayd
                                          -------------------
                                            Sandra L. Spayd,
                                            Secretary


                                       PANASIA BANK


(Corporate Seal)                       By:/s/ Moon S. Yang
                                          ----------------
                                            Moon S. Yang,
                                            President


                                   Attest:/s/ Young Lee
                                          -------------
                                            Name:
                                            Title:  Secretary & EVP

COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF BERKS               :

     On this 10th day of February, 2000, before me, a notary public for this state and county, personally came LAWRENCE T. JILK, JR., as chairman, and SANDRA
L. SPAYD, as secretary, of NATIONAL PENN BANCSHARES, INC., and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                              /s/ Deborah M. Johnson
                              ----------------------
(Seal of Notary)              Notary Public
                              My commission expires 07/14/2001
                                                    ----------


STATE OF NEW JERSEY           :
                              :ss.
COUNTY OF BERGEN              :
         ------------------

     On this 14th day of February, 2000, before me, a notary public for this state and county, personally came MOON S. YANG, as president, and YOUNG LEE , as secretary , of PANASIA BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the bank and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                              /s/ Joseph S. Kozay, Jr.
                              ------------------------
(Seal of Notary)              Notary Public
                              My commission expires 01/08/04
                                                    --------

                        PANASIA BANK DISCLOSURE SCHEDULES

     All Panasia Bank disclosure schedules are omitted because none contain information which is material to an investment decision. These disclosure schedules relate to the following sections of the Agreement:

                  2.01(C)           Subsidiaries.

                  2.03(B)           Authority; No Violation.

                  2.04              Consents.

                  2.08(A)           Contracts.

                  2.10              Legal Proceedings.

                  2.12              ERISA.

                  2.13              Brokers, Finders and Financial Advisors.

                  2.19              Related Party Transactions.

The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                                                       EXHIBIT 1

                               PLAN OF ACQUISITION

         THIS PLAN OF ACQUISITION ("Plan") dated February 14, 2000, is between NPB NEW JERSEY, INC., a New Jersey corporation ("NPB/NJ"), and PANASIA BANK, a New Jersey state bank ("Panasia").


                                   BACKGROUND

         1. NPB/NJ is a wholly-owned subsidiary of National Penn Bancshares, Inc., a Pennsylvania corporation ("NPB"). The authorized capital stock of NPB/NJ consists of 1,000 shares of common stock, $1 par value per share, of which at the date hereof 100 shares are issued and outstanding and owned by NPB.

         2. The authorized capital stock of Panasia consists of 1,000,000 shares of common stock, par value $5 per share ("Panasia Common Stock"), of which at the date hereof 664,783 shares are issued and outstanding. At the date hereof, there are options issued and outstanding providing the holders thereof with the right to purchase 39,000 shares of Panasia Common Stock ("Panasia Stock Options").

         3. The respective Boards of Directors of NPB/NJ and Panasia deem the acquisition by NPB/NJ of Panasia, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective companies and their respective shareholders.

         4. The respective Boards of Directors of NPB/NJ and Panasia have adopted resolutions approving this Plan. This Plan constitutes a "plan of acquisition" within the meaning of the New Jersey Banking Act of 1948, N.J. Stat.ss.17:9A-357.

         5. The respective Boards of Directors of NPB and Panasia have adopted resolutions approving an Agreement dated February 14, 2000 between NPB and Panasia (the "Agreement"), and NPB and Panasia have executed the Agreement. The Agreement provides for the acquisition by NPB/NJ of Panasia as a wholly-owned subsidiary of NPB/NJ, as provided for herein. This Plan is being executed by NPB/NJ and Panasia pursuant to the Agreement.


                                    AGREEMENT

         In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws of the State of New Jersey, NPB/NJ and Panasia, intending to be legally bound hereby, agree:

                                    ARTICLE I

                              ACQUIRING CORPORATION

         The name and address of the acquiring corporation is NPB New Jersey, Inc., c/o Jamieson, Moore, Peskin & Spicer, 177 Madison Avenue, Morristown, New Jersey 07960.


                                   ARTICLE II

                               PARTICIPATING BANK

         The name and address of the participating bank is Panasia Bank, 183 Main Street, Fort Lee, New Jersey 07024.


                                   ARTICLE III

                   BOARD OF DIRECTORS OF ACQUIRING CORPORATION

         The names and addresses of the members of the board of directors of the acquiring corporation (NPB/NJ) are:

                Name                            Address

         Lawrence T. Jilk, Jr.                  128 Indian Lane
                                                Boyertown, PA  19512

         Wayne R. Weidner                       Lupine Lane
                                                Box 131
                                                Oley, PA  19547

         Algot F. Thorell, Jr.                  7322 Bryan Street
                                                Philadelphia, PA  19119

         Edward Shin                            8200 Gladston Road
                                                Wyndmoor, PA  19038


                                   ARTICLE IV

                              SHARES OF OTHER BANKS

         The acquiring corporation (NPB/NJ) does not own any shares of capital stock of any other bank.

                                    ARTICLE V

                     TERMS AND CONDITIONS OF THE ACQUISITION

         5.1 Issuance of Panasia Common Stock. On the Effective Date, Panasia shall issue to NPB/NJ 1,000 shares of Panasia Common Stock and become a wholly-owned subsidiary of NPB/NJ.

         5.2  Conversion of Panasia Common Stock.

         (a) Subject to Section 5.2(b) and (c) hereof with respect to treasury stock and dissenting shares of Panasia Common Stock, each share of Panasia Common Stock issued and outstanding immediately prior to the Effective Date, shall, on the Effective Date, by reason of the Acquisition and without any action on the part of the holder thereof, cease to be outstanding and be converted into the right to receive Twenty-Nine Dollars ($29.00) in cash.

         (b) Each share of Panasia Common Stock issued and held in the treasury of Panasia as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

         (c) If there are holders of Panasia Common Stock who dissent from the Acquisition and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting Panasia Shares") pursuant to the New Jersey Banking Act of 1948, N.J. Stat. ss.17:9A-360 et seq., the following provisions will govern payments to be made in respect of Dissenting Panasia
Shares:

                  (i) All payments in respect of Dissenting Panasia Shares, if any, will be made by Panasia.

                  (ii) Dissenting Panasia Shares, if any, will be deemed to have been retired and cancelled immediately prior to the Acquisition, with the effect that no conversion thereof will occur pursuant to Section 5.2(a) hereof.

         5.3 Panasia Stock Options. On the Effective Date, each option to purchase one or more shares of Panasia Common Stock issued by Panasia and outstanding on the Effective Date, whether or not such option is exercisable on the Effective Date (each a "Panasia Stock Option"), shall, by virtue of the Acquisition, cease to be outstanding and be converted into the right to receive in cash an amount equal to the difference between Twenty-Nine Dollars ($29.00) and the per share exercise price of the Panasia Stock Option multiplied by the number of shares of Panasia Common Stock covered by that option.

         5.4 Panasia Stock Certificates. From and after the Effective Date, each certificate which immediately prior thereto represented any shares of Panasia Common Stock subject to Section 5.2(a) hereof shall represent only the right to receive, upon surrender of such certificate for payment as provided in the Agreement, the cash consideration provided for herein. In no event shall the holder of any shares of Panasia Common Stock be entitled to receive interest on any of the funds to be received pursuant to the Acquisition.


                                   ARTICLE VI

                        EFFECTIVE DATE OF THE ACQUISITION

         Subject to Article VII hereof, after approval of this Plan by the stockholders of Panasia in accordance with the applicable laws of the State of New Jersey, Panasia and NPB/NJ shall cause this Plan, accompanied by certification of such stockholder approval by the President of Panasia, to be filed in the Department of Banking and Insurance of the State of New Jersey (the "NJDBI"). Thereupon, the Acquisition shall be effective (the "Effective Date").


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         The obligations of NPB/NJ and Panasia to effect the Acquisition shall be subject to satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Agreement.


                                  ARTICLE VIII

                                   TERMINATION

         This Plan shall terminate automatically upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.


                                   ARTICLE IX

                                    AMENDMENT

         This Plan may be amended at any time prior to consummation of the Acquisition, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan.

         10.2 Notices. Any notice or other communication required or permitted under this Plan shall be given, and shall be effective, in accordance with the provisions of Section 7.06 of the Agreement.

         10.3 Captions. The headings of the several Articles herein are intended for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan.

         10.4 Counterparts. For the convenience of the parties hereto, this Plan may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.








            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         10.5 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, NPB New Jersey, Inc. and Panasia Bank have caused this Plan to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first written above.

                              NPB NEW JERSEY, INC.


(Corporate Seal)              By:/s/ Lawrence T. Jilk, Jr.
                                 -------------------------
                                 Lawrence T. Jilk, Jr.,
                                 President and Chief
                                 Executive Officer


                              Attest:/s/ Sandra L. Spayd
                                     -------------------
                                     Sandra L. Spayd,
                                     Secretary


                              PANASIA BANK


(Corporate Seal)              By:/s/ Moon S. Yang
                                 ----------------
                                 Moon S. Yang,
                                 President and Chief
                                 Executive Officer


                              Attest:/s/ Young Lee
                                     ----------------
                                     Name:
                                     Title:  Secretary & EVP

COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF BERKS               :

         On this 10th day of February, 2000, before me, a notary public for this state and county, personally came LAWRENCE T. JILK, JR., as president, and SANDRA L. SPAYD, as secretary, of NPB NEW JERSEY, INC., and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.

                              /s/ Deborah M. Johnson
(Seal of Notary)              Notary Public
                              My commission expires 07/14/2001


STATE OF NEW JERSEY           :
                              :ss.
COUNTY OF BERGEN              :

         On this 14th day of February, 2000, before me, a notary public for this state and county, personally came MOON S. YANG, as president, and YOUNG LEE , as secretary , of PANASIA BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the bank and the seal affixed to it to be its seal.

         WITNESS my official seal and signature this day and year.

                              /s/Joseph S. Kozay, Jr.
(Seal of Notary)              Notary Public
                              My commission expires 01/08/04

                                                                       EXHIBIT 2

                                                     February 14, 2000


National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania 19512

Ladies and Gentlemen:

         National Penn Bancshares, Inc. ("NPB") and Panasia Bank ("Panasia") are considering execution of an Agreement dated February 14, 2000 (the "Agreement").

         Pursuant to the proposed Agreement, and subject to the terms and conditions set forth therein:

         (a) A wholly-owned subsidiary of NPB will acquire Panasia pursuant to a "plan of acquisition" under New Jersey law;

         (b) stockholders of Panasia will receive $29 in cash in exchange for each share of Panasia common stock owned on the closing date; and

         (c) holders of options to acquire shares of common stock of Panasia that remain outstanding on the closing date will receive cash in an amount equal to the difference between $29 and the per share exercise price of their stock options multiplied by the number of shares covered by their options (the foregoing, collectively, the "Acquisition").

         NPB has required as a condition to its execution and delivery to Panasia of the Agreement, that the undersigned, being a director of Panasia, execute and deliver to NPB this Letter Agreement.

         The undersigned, in order to induce NPB to execute the Agreement, and intending to be legally bound hereby, irrevocably agrees and represents as follows:

         1. The undersigned agrees to vote or cause to be voted for approval of the Acquisition all shares of Panasia common stock over which the undersigned exercises sole voting power.

         2. Through the closing of the Acquisition, the undersigned agrees not to offer, sell, transfer or otherwise dispose of, or to permit the offer, sale, transfer or other disposition of, any shares of Panasia common stock over which the undersigned exercises sole voting power without your prior consent, which will not be unreasonably withheld.

         3. The undersigned has sole voting power over the number of shares of Panasia common stock, and holds stock options for the number of shares of Panasia common stock, if any, set forth below

National Penn Bancshares, Inc.
February 14, 2000
Page 2


opposite the signature line for the undersigned. NPB recognizes that with respect to any such shares which have been pledged to a third party, the undersigned will not be able to control the voting or disposition of such shares in the event of a default.

         4. The undersigned hereby waives the right to assert dissenters rights under the New Jersey Banking Act of 1948, N.J. Stat.ss.17:9A-360 et seq., and any other applicable law or regulation.

         5. The undersigned agrees that Panasia shall not be bound by any attempted sale of any shares of Panasia common stock in violation of the terms of this Letter Agreement, and Panasia's transfer agent shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale.

         6. The undersigned agrees, if he is a holder of options to acquire to shares of Panasia common stock that remain outstanding as of the closing of the Acquisition, to accept in exchange for cancellation of such options an amount of cash equal to the difference between $29 and the per share exercise price of such options multiplied by the number of shares of Panasia common stock covered by such options.

         7. The undersigned represents that he has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         The parties hereto acknowledge that this Letter Agreement is being executed by the undersigned in his capacity solely as a stockholder of Panasia, and not in any other capacity (including as a director of Panasia), and nothing herein contained shall derogate from the undersigned's ability to act in such other capacity, including the exercise of fiduciary duty, even if in conflict with the foregoing.

         This Letter Agreement shall be effective upon acceptance by NPB.

         This  Letter   Agreement   shall  terminate   concurrently   with,  and
automatically upon, any termination of the Agreement in accordance with its terms, except that any such termination shall be without

National Penn Bancshares, Inc.
February 14, 2000
Page 3


prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

Number of Shares,                                    Very truly yours,
and Shares Subject
to Stock Options,
Held:

   578     Shares
 5,000     Options                                   /s/ Paul W. Choi
                                                     --------------------
                                                     Name:  Paul W. Choi


Accepted:
--------


NATIONAL PENN BANCSHARES, INC.


By: /s/  Lawrence T. Jilk, Jr.
    --------------------------
    Lawrence T. Jilk, Jr.

National Penn Bancshares, Inc.
February 14, 2000
Page 3


prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

Number of Shares                                     Very truly yours,
Held:


 35,095    Shares                                    /s/ Morris Goldfarb
                                                     ---------------------
                                                     Name:  Morris Goldfarb


Accepted:


NATIONAL PENN BANCSHARES, INC.


By: /s/  Lawrence T. Jilk, Jr.
    --------------------------
    Lawrence T. Jilk, Jr.

National Penn Bancshares, Inc.
February 14, 2000
Page 3


prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

Number of Shares,                                    Very truly yours,
and Shares Subject
to Stock Options,
Held:

 2,893     Shares
 5,000     Options                                   /s/ Jerome L. Robinson
                                                     ------------------------
                                                     Name: Jerome L. Robinson


Accepted:
--------


NATIONAL PENN BANCSHARES, INC.


By: /s/  Lawrence T. Jilk, Jr.
    --------------------------
    Lawrence T. Jilk, Jr.

National Penn Bancshares, Inc.
February 14, 2000
Page 3


prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

Number of Shares,                                    Very truly yours,
and Shares Subject
to Stock Options,
Held:

 5,512     Shares
 8,000     Options                                   /s/ Young Jai Lee
                                                     -------------------
                                                     Name:  Young Jai Lee


Accepted:



NATIONAL PENN BANCSHARES, INC.


By: /s/  Lawrence T. Jilk, Jr.
    --------------------------
    Lawrence T. Jilk, Jr.

National Penn Bancshares, Inc.
February 14, 2000
Page 3


prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

Number of Shares,                                    Very truly yours,
and Shares Subject
to Stock Options,
Held:

 32,152    Shares
 10,000    Options                                   /s/ Moon S. Yang
                                                     ------------------
                                                     Name:  Moon S. Yang


Accepted:




NATIONAL PENN BANCSHARES, INC.


By: /s/  Lawrence T. Jilk, Jr.
    --------------------------
    Lawrence T. Jilk, Jr.

National Penn Bancshares, Inc.
February 14, 2000
Page 3

prejudice to NPB's rights arising out of any willful breach or any covenant or representation contained herein.

Number of Shares,                                    Very truly yours,
and Shares Subject
to Stock Options,
Held:

 21,000    Shares
  5,000    Options                                   /s/ Jin Hyoung Seo
                                                     --------------------
                                                     Name:  Jin Hyoung Seo


Accepted:



NATIONAL PENN BANCSHARES, INC.


By: /s/  Lawrence T. Jilk, Jr.
    --------------------------
    Lawrence T. Jilk, Jr.

                                                                       EXHIBIT 3

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated February 14, 2000, is between NATIONAL PENN BANCSHARES, INC., a Pennsylvania corporation ("NPB"), and PANASIA BANK, a New Jersey state bank ("Panasia").

                                   BACKGROUND

     1. NPB has formed NPB New Jersey, Inc., a New Jersey corporation ("NPB/NJ"), and organized it as a wholly-owned subsidiary of NPB.

     2. NPB and Panasia desire to enter into an Agreement dated February 14, 2000 (the "Agreement"), providing, among other things, for the acquisition by NPB/NJ of Panasia as a wholly-owned subsidiary of NPB/NJ (the "Acquisition").

     3. As a condition and inducement to NPB to enter into the Agreement, Panasia is granting to NPB an option to purchase up to that number of shares of common stock, par value $5 per share (the "Common Stock"), of Panasia as shall equal 24.9% of shares of Common Stock of Panasia issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW  THEREFORE,  in  consideration  of  the  premises  and  of  the  mutual
covenants,   agreements  and  representations  herein  contained,  the  parties, intending to be legally bound hereby, agree as follows:

     1. Grant of Option. Panasia hereby grants to NPB, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 165,531 shares of Common Stock of Panasia (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to Twenty Three Dollars ($23.00), provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 24.9% of the issued and outstanding shares of Panasia Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

     2. Exercise of Option.


     (a) Provided that (i) NPB shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement or this Stock Option Agreement; and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (defined below) NPB may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date of the Acquisition, as provided in the Agreement; (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event (defined below), other than a termination of the Agreement pursuant to Section 6.01(b)(1), unless in the case of termination by Panasia pursuant to Section 6.01(b)(1), such termination is as a result of a willful breach of the Agreement by NPB (such a termination is hereinafter referred to as a "Default Termination"); (C) 18 months after the termination of the Agreement by NPB or Panasia pursuant to a Default Termination; and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

     (b) As used herein, the term "Triggering Event" means the occurrence of either of the following events:

          (i) a person or group (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than NPB or an affiliate of NPB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock; or

          (ii) a person or group, other than NPB or an affiliate of NPB, enters into an agreement or letter of intent or memorandum of understanding with Panasia pursuant to which such person or group or any affiliate of such person or group would (A) merge or consolidate, or enter into any similar transaction, with Panasia; (B) acquire all or substantially all of the assets or liabilities of Panasia; or (C) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock, or Panasia shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding.

     (c) As used herein, the term "Preliminary Triggering Event" means the occurrence of any of the following events:

          (i) a person or group (as those terms are defined or used in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock;

          (ii) a person or group, other than NPB or an affiliate of NPB, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (A) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of Panasia, or any business combination involving Panasia; or (B) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (defined below) at least 30 days prior to the meeting of stockholders of Panasia called to vote on the Acquisition, Panasia's stockholders fail to approve the Acquisition by the vote required by applicable law at the meeting of stockholders called for such purpose or such meeting has been cancelled;

          (iii) the Board of Directors of Panasia shall (A) fail to recommend the Acquisition; (B) recommend a Proposal; or (C) have withdrawn or modified in a manner adverse to NPB the recommendation of the Board of Directors of Panasia with respect to the Agreement and thereafter Panasia's stockholders fail to approve the Acquisition by the vote required by applicable law at the meeting of stockholders called for such purpose or such meeting is not scheduled or has been cancelled; or

          (iv) a person or group, other than NPB or an affiliate of NPB, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, Panasia shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle NPB to terminate the Agreement under Section 6.01(b)(1) of the Agreement (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Acquisition pursuant to the Agreement).

     If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

     For purposes of this Section 2, "Publicly Withdrawn" shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over Panasia or in soliciting or inducing any other person (other than NPB or an affiliate of NPB) to do so.

     Notwithstanding the foregoing, the obligation of Panasia to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate):
(i) until the receipt of all required governmental or regulatory approvals or consents necessary for Panasia to issue the Option Shares or NPB to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any other provision, the Option shall not expire or otherwise terminate.

     Panasia shall notify NPB promptly in writing of the occurrence of any Triggering Event or Preliminary Triggering Event known to it, it being understood that the giving of such notice by Panasia shall not be a condition to the right of NPB to exercise the Option. Panasia will not take any action which would have the effect of preventing or disabling Panasia from delivering the Option Shares to NPB upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event NPB wishes to exercise the Option, NPB shall send a written notice to Panasia (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

     3. Repurchase of Option by Panasia.

     (a) Subject to the last sentence of Section 2(a) and to the second sentence of Section 3(b), at the request of NPB at any time commencing upon the first occurrence of a Repurchase Event (defined below) and ending 18 months immediately thereafter, Panasia shall repurchase from NPB (x) the Option and (y) all shares of Common Stock purchased by NPB pursuant hereto with respect to which NPB then has beneficial ownership. The date on which NPB exercises its rights under this Section 3 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

          (i) the aggregate Option Price paid by NPB for any shares of Common Stock acquired pursuant to the Option with respect to which NPB then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by NPB for each share of Common Stock with respect to which the Option has been exercised and with respect to which NPB then has beneficial ownership, multiplied by the number of such shares.

     (b) If NPB exercises its rights under this Section 3, Panasia shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to NPB in immediately available funds, and contemporaneously with such payment, NPB shall surrender to Panasia the Option and the certificate evidencing the shares of Common Stock purchased under the Option with respect to which NPB then has beneficial ownership, and NPB shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the Federal Deposit Insurance Corporation, the Federal Reserve Board, the New Jersey Department of Banking and Insurance or the respective staffs thereof (each, a "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, NPB shall have the ongoing option to revoke its request for repurchase pursuant to Section 3, in whole or in part, or to require that Panasia deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten (10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of Panasia's proposed repurchase pursuant to this Section 3, Panasia shall promptly give notice of such fact to NPB.

If any Regulatory Authority prohibits the repurchase pursuant to this Section 3, Panasia shall promptly give notice of such fact to NPB. If any Regulatory Authority prohibits the repurchase in part but not in whole, then NPB shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and NPB shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. NPB shall notify
Panasia of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or group described in Section 3(d)(i); (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv); or (iii) the highest "bid" price per share of Common Stock quoted in the over-the-counter market during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Panasia's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Panasia as determined by a nationally recognized investment banking firm selected by NPB, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by NPB and reasonably acceptable to Panasia, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" shall occur if (i) any person or group (as those terms are defined or used in Section 13(d) of the Exchange Act and the rules and regulations thereunder), other than NPB or an affiliate of NPB, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock; (ii) Panasia shall have merged or consolidated with any person, other than NPB or an affiliate of NPB, and shall not be the surviving or continuing corporation of such merger or consolidation; (iii) any person, other than NPB or an affiliate of NPB, shall have merged into Panasia and Panasia shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of

Common Stock have been changed into or exchanged for stock or other securities of Panasia or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation; or (iv) Panasia shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than NPB or an affiliate of NPB.

     4. Payment and Delivery of Certificates. At any Closing hereunder, (a) NPB will make payment to Panasia of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by Panasia; (b) Panasia will deliver to NPB a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of NPB or its designee, in such denominations as were specified by NPB in its notice of exercise; and (c) NPB will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

     5. Public Offering Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from NPB, Panasia shall prepare as soon as practicable an offering circular in accordance with the Statement of Policy adopted by the Federal Deposit Insurance Corporation on August 13, 1996 on any successor policy statement or regulation, covering the Option and such number of Option Shares as NPB shall specify in its request, provided that NPB shall in no event have the right to have more than one such offering circular prepared, and provided further that Panasia shall not be required to prepare any such offering circular in connection with any proposed sale with respect to which counsel to Panasia delivers to Panasia and to NPB its opinion to the effect that no such offering circular is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that Panasia may delay preparation of any offering circular for Option Shares for a period not exceeding 90 days in the event that Panasia shall in good faith determine that any such offering would adversely affect an offering or contemplated offering of securities by Panasia. NPB shall provide all information reasonably requested by Panasia for inclusion in any offering circular to be prepared hereunder. In connection with any such offering circular, Panasia shall use its reasonable best efforts to cause to be delivered to NPB such certificates, opinions, accountant's letters and other documents as NPB shall reasonably request and as are customarily provided in connection with a securities offering. Panasia shall provide to NPB such number of copies of the final offering circular and any amendments and supplements thereto as NPB may reasonably request.

     All reasonable expenses incurred by Panasia in complying with the provisions of this Section 5, including without limitation reasonable printing expenses, reasonable fees and disbursements of counsel for Panasia and blue sky fees and expenses, shall be paid by Panasia. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to NPB and any other expenses incurred by NPB in connection with such offering shall be borne by NPB. In connection with such offering, Panasia shall indemnify and hold NPB harmless against any losses, claims, damages or liabilities, joint or several, to which NPB may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any offering circular or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Panasia will reimburse NPB for any legal or other expense reasonably incurred by NPB in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Panasia will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such offering circular or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of NPB specifically for use in the preparation of such offering circular or such amendment or supplement thereto. NPB will indemnify and hold harmless Panasia to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of NPB for use in the preparation of such offering circular or such amendment or supplement thereto; and NPB will reimburse Panasia for any legal or other expense reasonably incurred by Panasia in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, no indemnifying party shall be liable for any settlement effected without its prior written consent.

     6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

     7. Filings and Consents. Each of NPB and Panasia will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

     8. Representations and Warranties of Panasia. Panasia hereby represents and warrants to NPB as follows:

     (a) Due Authorization. Panasia has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Panasia. This Stock Option Agreement constitutes a legal, valid and binding obligation of Panasia, enforceable against Panasia in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     (b) Authorized Shares. Panasia has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

     9. Representations and Warranties of NPB. NPB hereby represents and warrants to Panasia that NPB has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by NPB. This Stock Option Agreement constitutes a legal, valid and binding obligation of NPB, enforceable against NPB in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

     10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

     11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     12. Assignment or Transfer. NPB may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an NPB subsidiary. NPB represents that it is acquiring the Option for NPB's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares.

     13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

     14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

     15. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally, two business days after mailing if mailed by prepaid registered or certified mail, return receipt requested, or upon confirmation of good transmission if sent by telecopy, addressed as follows:

                  (a)      If to NPB, to:

                           National Penn Bancshares, Inc.
                           Philadelphia and Reading Avenues
                           P.O. Box 547
                           Boyertown, Pennsylvania 19512-0547

                           Attention:  Lawrence T. Jilk, Jr.
                                       Chairman and CEO

                           Telecopy No.:  610-369-6236

                           with a copy to:

                           H. Anderson Ellsworth
                           Jay W. Waldman
                           Ellsworth, Carlton & Waldman, P.C.
                           1105 Berkshire Boulevard
                           Suite 320
                           Wyomissing, Pennsylvania 19610

                           Telecopy No.:  610-371-9510

                  (b)      If to Panasia, to:

                           Panasia Bank
                           183 Main Street
                           Fort Lee, New Jersey 07024

                           Attention:  Moon S. Yang,
                                       President and CEO

                           Telecopy No.:  201-947-7560
                           with a copy to:

                           Robert A. Schwartz
                           Jamieson, Moore, Peskin & Spicer
                           177 Madison Avenue
                           Morristown, New Jersey 07960

                           Telecopy No.:   973-984-9549

     16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

     17. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

     18. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

     19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

     20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

     22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized officers and have caused their corporate seal to be affixed hereunto and to be duly attested, all as of the day and year first above written.


                                       NATIONAL PENN BANCSHARES, INC.


(Corporate Seal)                       By:/s/ Lawrence T. Jilk, Jr.
                                          -------------------------
                                            Lawrence T. Jilk, Jr.,
                                            Chairman


                                   Attest:/s/ Sandra L. Spayd
                                          -------------------
                                            Sandra L. Spayd,
                                            Secretary


                                       PANASIA BANK


(Corporate Seal)                       By:/s/ Moon S. Yang
                                          ----------------
                                            Moon S. Yang,
                                            President


                                   Attest:/s/ Young Lee
                                          -------------
                                            Name:
                                            Title:  EVP & Secretary

COMMONWEALTH OF PENNSYLVANIA  :
                              :ss.
COUNTY OF BERKS               :

     On this 10th day of February, 2000, before me, a notary public for this state and county, personally came LAWRENCE T. JILK, JR., as chairman, and SANDRA
L. SPAYD, as secretary, of NATIONAL PENN BANCSHARES, INC., and each, in his/her capacity, acknowledged this instrument to be the act and deed of the corporation and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                              /s/ Deborah M. Johnson
                              ----------------------
(Seal of Notary)              Notary Public
                              My commission expires 07/14/2001
                                                   -----------


STATE OF NEW JERSEY           :
                              :ss.
COUNTY OF    BERGEN           :
          ------------------

     On this 14th day of February, 2000, before me, a notary public for this state and county, personally came MOON S. YANG, as president, and YOUNG LEE , as secretary , of PANASIA BANK, and each, in his/her capacity, acknowledged this instrument to be the act and deed of the bank and the seal affixed to it to be its seal.

     WITNESS my official seal and signature this day and year.

                              /s/ Joseph S. Kozay, Jr.
                              ------------------------
(Seal of Notary)              Notary Public
                              My commission expires 01/08/04
                                                   ---------

                                                                       EXHIBIT 4

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") dated ___________, 2000, between PANASIA BANK, a New Jersey state bank ("Bank"), and MOON S. YANG ("Officer").

                                   BACKGROUND

     Bank desires to employ Officer in its commercial banking business, on the terms and conditions set forth herein, and Officer is willing to provide such services, on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, Bank and Officer agree as follows:

     1. Position, Duties. During the term of this Agreement, Bank will employ Officer as Bank's Chairman of the Board. Officer accepts such employment, with such powers and duties as may from time to time be determined by Bank's Board of Directors or the Executive Committee of the Board. Officer will report directly to the Chairman of the Executive Committee.

     Officer's primary responsibility will be to manage the transition of Bank into the financial services organization of Bank's parent company, National Penn Bancshares, Inc. ("NPB"), including introducing Bank and NPB and its subsidiaries and affiliates, and their respective products and services, to Bank's customers and to Officer's personal contacts in the New York metropolitan area. In addition, Officer will develop a marketing strategy and have management oversight responsibility for expanding Bank's business into the New York metropolitan area and other geographic areas as determined by the Board of Directors of Bank. Except as provided in Section 5(f), Officer will assist the Board of Directors of Bank with the management of the resultant expansion.

     Except as provided in Section 5(f), Officer will devote substantially all his time and attention to, and will use his best energies and abilities in the performance of, his duties and responsibilities as prescribed in this Section 1, and will not engage in consulting work or any trade or business for his own account of for or on behalf of any other person, firm or corporation; provided, however, that Officer may own at any time, either directly or indirectly, up to 4.99% of the stock of any public company that may be a competitor of Bank, NPB or any of NPB's subsidiaries and affiliates. Officer will be entitled to reasonable vacation and sick leave in accordance with Bank policy, as the same may be revised from time to time.

     2. Compensation.

     (a) For all services to be provided by Officer pursuant to Section 1 from the date of this Agreement through ____________, 2001 [First anniversary of date of Agreement], Bank will pay Officer a base salary of One Hundred Sixty-Eight Thousand One Hundred Thirty-Seven Dollars ($168,137.00) per year.

     (b) For all services to be provided by Officer pursuant to Section 1 from ______________, 2001 through ____________, 2002 [Second anniversary of date of
Agreement], Bank will pay Officer a base salary of One Hundred Seventy-Four Thousand Eight Hundred Sixty-Two Dollars ($174,862.00) per year.

     (c) For all services to be provided by Officer pursuant to Section 1 from ______________, 2002 through ____________, 2003 [Third anniversary of date of
Agreement], Bank will pay Officer a base salary of One Hundred Eighty-One Thousand Eight Hundred Fifty- Six Dollars ($181,856.00) per year.

     (d) Bank will pay all such salary to Officer in approximately equal installments during each year on the customary salary payment dates of Bank, subject to applicable income tax withholding, deductions required by law, and other deductions authorized by Officer.

     3. Health Insurance, Benefit Plans, Stock Option Plans, etc. In addition to the compensation payable to Officer pursuant to Section 2, Bank shall permit Officer, during the term of this Agreement, to participate in all health insurance and benefit plans, group insurance, pension plans, or other plan or plans providing benefits applicable generally to employees of Bank which are presently in force or which may hereafter be adopted by Bank. During the term of this Agreement, to the extent that NPB grants stock options in any year to senior management pursuant to NPB's 1997 Officers' and Key Employees' Stock Compensation Plan or any successor or similar stock compensation plan, NPB shall grant Officer options for a minimum of Three Thousand (3,000) shares of NPB common stock in such year.

     4. Bonuses, Other Benefits.

     (a) As additional compensation for services provided hereunder from the date hereof through _________, 2001 [First anniversary of date of Agreement], Bank will pay Officer a cash bonus of Nineteen Thousand Five Hundred Forty-Four Dollars ($19,544.00).

     (b) As additional compensation for services provided hereunder from __________, 2001 through __________, 2002 [Second anniversary of date of Agreement], Bank will pay Officer a cash bonus of Nineteen Thousand Seven Hundred Forty-Five Dollars ($19,745.00).

     (c) As additional compensation for services provided hereunder from __________, 2002 through ___________, 2003 [Third anniversary of date of
Agreement], Bank will pay Officer a cash bonus of Nineteen Thousand Nine Hundred Fifty-Six Dollars ($19,956.00).

     (d) Bank will pay the foregoing cash bonuses to Officer within 30 days after the end of the respective year, subject to applicable income tax withholding, deductions required by law, and other deductions authorized by Officer.

     (e) As additional compensation for services provided hereunder, Officer shall be eligible, during the term of this Agreement, to participate in any bonus plan covering the officers of Bank which is presently in force or which the Bank may hereafter adopt, and to receive any bonus that may be awarded to him thereunder. Such additional compensation shall be determined in the sole discretion of Bank's Board of Directors and shall be based upon the successful integration of Bank into NPB's financial services organization and the growth of assets and new product sales of Bank based upon introductions made by Officer.

     (f) As additional compensation for services provided hereunder, Bank will, during the term of this Agreement:

          (i) Pay for, or reimburse Officer for, 100% of Officer's reasonable business expenses, upon receipt of appropriate documentation therefor; and

          (ii) Pay Officer a Five Hundred Fifty Dollar ($550.00) per month car allowance.

     (g) Officer shall not be entitled to any additional compensation for services provided as a director of Bank.

     5. Term.

     (a) Except as otherwise set forth herein, this Agreement shall have a term of three years beginning on the date hereof.

     (b) Bank may terminate Officer's employment at any time if Officer shall be "disabled" for a period of 180 consecutive days. As used herein, "disability" means that, because of injury or sickness, Officer cannot perform each of the material duties of his regular occupation. If Bank terminates Officer's employment because of his "disability" for a period of 180 consecutive days:

          (i) this Agreement shall remain in effect for the remainder of its three-year term; and

          (ii) Bank shall continue to pay Officer the  compensation set forth in
Section 2 for the remainder of the term of this Agreement, at the times set forth in Section 2, and the bonuses set forth in Section 4, at the times set forth in Section 4 (but not the stock options set forth in Section 3).

     (c) If Officer's employment is terminated because of Officer's death:

          (i) this Agreement shall terminate at that time; and

          (ii) within 30 days of the date of death, Bank shall pay Officer's heirs or personal representatives, in one lump sum, an amount equal to the total amount of compensation remaining to be paid to Officer pursuant to Section 2 and the bonuses remaining to be paid to Officer pursuant to Section 4 through what would have been the remaining term of the Agreement but for its termination under subparagraph (i) above.

     (d) Officer may at any time terminate his employment with Bank. In such event:

          (i) this Agreement shall terminate at that time; and

          (ii) Bank shall not be obligated to pay Officer any further compensation pursuant to Section 2, any further options pursuant to Section 3, or any further bonuses pursuant to Section 4, except for Section 2 compensation, if any, accrued and unpaid through the date of termination.

     (e) Bank may terminate Officer's employment at any time for "cause". As used herein, "cause" means Bank's good faith reasonable belief that Officer (1) committed fraud, theft, or embezzlement, (2) falsified corporate records, (3) disseminated confidential information concerning customers, Bank, NPB or any of its other subsidiaries or affiliates, or any of their employees, (4) had documented unsatisfactory job performance under NPB's corporate dismissal policy, (5) violated NPB's Code of Conduct, or (6) failed to perform his material duties hereunder or to otherwise comply with and observe the material covenants and agreements made by him herein. If Bank terminates Officer's employment for "cause":

          (i) Bank shall give Officer a written notice of termination effective on the date specified by Bank in said notice, which notice shall contain a full statement of the facts and reasons for such termination;

          (ii) this Agreement shall terminate at such time; and

          (iii) Bank shall not be obligated to pay Officer any further compensation pursuant to Section 2, any further options pursuant to Section 3, or any further bonuses pursuant to Section 4, except for Section 2 compensation, if any, accrued and unpaid through the date of termination.

     (f) Notwithstanding Sections 1 or 5(a), on _______________, 2002 [One day after second anniversary of date of Agreement], Officer may resign as Bank's Chairman of the Board and reduce the amount of time and attention that Officer devotes to the performance of his duties and responsibilities as prescribed in
Section 1. If Officer resigns as Chairman of the Board pursuant to this Section 5(f):

          (i) this Agreement shall remain in effect for the remainder of its three-year term; and

          (ii) Bank shall continue to pay Officer the  compensation set forth in
Section 2, at the times set forth in Section  2, and the  benefits  set forth in
Section 3 (but not the stock options set forth in Section 3), and one-half of the bonus set forth in Section 4(c), at the time set forth in Section 4, provided that:

               (A) At the discretion of Bank, Officer continues to serve as a director of Bank;

               (B) Officer attends at least 75% of all meetings of the Bank's Board of Directors held thereafter; and

               (C) Officer consults with management of Bank, and assists with the development of new business for Bank, at least twenty (20) hours per week, thereafter.

     6. Non-competition. During the term of this Agreement, Officer shall not, directly or indirectly, acting alone or in conjunction with others:

     (a) Engage as a director, officer, employee, partner, shareholder, or in any other capacity, in any business in competition with Bank in the counties where Bank's business is then being conducted, any contiguous or bi-contiguous counties and in the New York metropolitan area;

     (b) Request any customers of Bank to curtail or cancel their business with Bank;

     (c) Solicit, canvass or accept any business or transaction for any other person, firm or corporation which is similar to the business of Bank;

     (d) Induce, or attempt to influence, any employee of Bank to terminate employment with Bank or to enter into any employment or other business relationship with any other person (including Officer), firm or corporation; or

     (e) Act or conduct himself in any manner which he shall have reason to believe is inimical or contrary to the best interests of Bank.

     As used herein, "business" means any banking or other financial services which Bank, NPB or any of NPB's subsidiaries or affiliates, including third party vendors, provides to customers of Bank.

     Officer recognizes that immediate and irreparable damage will result to Bank and NPB if Officer breaches any of the terms and conditions of this Section 6 and, accordingly, Officer hereby consents to the entry by any court of competent jurisdiction of an injunction against him to restrain any such breach, in addition to any other remedies or claims for money damages which Bank or NPB may seek. Officer represents and warrants that his experience and capabilities are such that he can obtain employment in business without breaching the terms and conditions of this Section 6, and the enforcement thereof by injunction or otherwise will not prevent him from earning a livelihood.

     7. Non-disclosure. During the term of this Agreement and thereafter for a period of five years, Officer shall not, directly or indirectly, acting alone or in conjunction with others, disclose to any person, firm or corporation any of the following information which is not otherwise in the public domain: any trade secret, any details of organization or business affairs, any names of past or present customers, or any other confidential information, of Bank, NPB, or of any of NPB's other subsidiaries or affiliates.

     Officer recognizes that immediate and irreparable damage will result to Bank and NPB if Officer breaches any of the terms and conditions of this Section 7 and, accordingly, Officer hereby consents to the entry by any court of competent jurisdiction of an injunction against him to restrain any such breach, in addition to any other remedies or claims for money damages which Bank or NPB may seek.

     8. Change in Control.

     (a) If, during the term of this Agreement, (1) a "Change in Control" (as defined in Section 8(d)) shall occur, and (2) thereafter, at any time, there shall be:

          (i) an involuntary termination of Officer's employment (other than for "cause");

          (ii) any reduction in Officer's title, responsibilities or authority, including such title, responsibilities or authority as such may be increased from time to time;

          (iii) any reduction in Officer's annual base salary in effect immediately prior to a Change in Control, or any failure to provide Officer with benefits at least as favorable as those enjoyed by Officer under any of the pension, life insurance, medical, health and accident, disability or other employee plans of Bank or NPB in which Officer participated immediately prior to a Change in Control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the Change in Control;

          (iv) any reassignment of Officer beyond a sixty (60) minute commute by automobile from Fort Lee, New Jersey; or

          (v) any requirement that Officer travel in performance of his duties on behalf of Bank or NPB for a greater period of time during any year than was required of Officer during the year preceding the year in which the Change in Control occurred;

then, at the option of Officer, exercisable by Officer within one hundred eighty
(180) days of the occurrence of any of the foregoing events, Officer may resign from employment by delivering a notice in writing to Bank, in which case Bank shall pay Officer, in one lump sum, within 30 days of Officer's delivery of such notice, an amount equal to the total amount of compensation remaining to be paid to Officer pursuant to Section 2 and the bonuses remaining to be paid to Officer pursuant to Section 4 through the remaining original term of this Agreement.

     (b) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any payment to Officer pursuant to Section 8(a) be greater than an amount equal to an amount ("X") determined pursuant to the following formula:

                           X = (2.99A - B) x (1 + C)D.

                    For purposes of the foregoing formula:

                    A = Officer's "Base Amount" (as defined in subsection 8(e)) (determined pursuant to Internal Revenue Code ("Code") Section 280G(b)(3)(A)) on the date of the Change in Control;

                    B = The present value of all other amounts which qualify as parachute payments under Code Section 280G(b)(2)(A) or (B) (without regard to the provisions of Code
                         Section 280G(b)(2)(A)(ii)), such present value to be determined pursuant to the provisions of Code Section 280G;

                    C = 120% times 0.5 times the lowest of the semiannual applicable federal rates (determined pursuant to Code
                         Section 1274(d)) in effect on the date of the Change in Control; and

                    D = The number of whole semiannual periods plus any fraction of a semiannual period from the date of the Change in Control to the date of termination of the Officer's employment.

If the foregoing provision results in a reduction of the payment to be made to Officer, then Officer may determine the allocation of the reduction among his various termination benefits (i.e., cash or non-cash).

     (c) Officer shall not be required to mitigate the amount of any payment provided for in Section 8(a) by seeking other employment or otherwise. The amount of any payment or benefit provided for in Section 8(a) shall not be reduced by any compensation earned by Officer as the result of employment by another employer or by reason of Officer's receipt of, or right to receive, any retirement or other benefits after the date of termination of employment or otherwise, except as otherwise provided therein.

     (d) As used herein, "Change in Control" means:

          (i) an acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Bank or NPB representing 24.99% or more of the combined voting power of Bank's or NPB's securities then outstanding;

          (ii) a merger, consolidation or other reorganization of Bank;

          (iii) a merger, consolidation or other reorganization of NPB, except where shareholders of NPB, immediately prior to consummation of any such transaction, continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

          (iv) a sale, exchange, transfer or other disposition of substantially all of the assets of Bank to another entity;

          (v) a sale, exchange, transfer or other disposition of substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

          (vi) a contested proxy solicitation of the shareholders of NPB which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

Notwithstanding the foregoing, the following shall not constitute a "Change in Control" for purposes of this Section 8:

          (i) NPB's failure to continue to own, directly or indirectly, a majority of the outstanding capital stock of Bank as the result of one or more public offerings by Bank of shares of its capital stock; or

          (ii) NPB's causing the assets, liabilities and business of the National Asian Bank Division of NPB's wholly-owned banking subsidiary, National Penn Bank, to be transferred to Bank, by a purchase and assumption transaction or otherwise.

     (e) As used herein, "Base Amount" means Officer's average annualized taxable compensation for the five (5) years prior to the year in which a Change in Control occurs, determined in accordance with the provisions of Code Section 280G and regulations promulgated thereunder.

     9. Assignment; Benefits.

     (a) The benefits of this Agreement are and shall be personal to Officer, and except as otherwise expressly provided herein, none thereof shall inure to the benefit of his heirs, personal representatives, or assigns. The obligations and duties of Officer hereunder shall be personal and not assignable or delegable by him in any manner whatsoever.

     (b) This Agreement shall be binding upon and inure to the benefit of Bank and it shall be assignable by Bank to any bank, corporation or other entity which may acquire Bank's business or all or substantially all of the assets of Bank, or with or into which Bank may be merged. Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Bank or NPB to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place. Failure to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 8 of this Agreement shall apply. As used in
Section 8 of this Agreement, "Bank" or "NPB" shall mean Bank or NPB as defined previously and any successor to the business and/or assets of Bank or NPB as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     10. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally or two business days after mailing if mailed by prepaid, registered or certified mail, return receipt requested, addressed as follows:

     If to Bank, to:

     Algot F. Thorell, Jr.
     President and Chief Executive Officer
     Panasia Bank
     183 Main Street
     Fort Lee, NJ  07024

     If to Officer, to:

     Moon S. Yang
     ====================

     11. Entire Agreement, Amendment. This Agreement is intended by the parties to constitute and does constitute the entire agreement between Bank and Officer with respect to the employment of Officer by Bank. This Agreement supersedes any and all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written. This Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by Officer or an authorized officer of Bank, as the case may be, against whom or which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     12. Survival. Any termination of this Agreement shall not affect the provisions of Section 7, which shall survive such termination in accordance with its terms.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the State of New Jersey.

     14. Interpretation of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     15. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first above written.

                                       PANASIA BANK


                                    By:_____________________________
                                       Name:
                                       Title:


Witness:______________________         _____________________________
                                       Moon S. Yang



     Intending to be legally bound, the undersigned hereby guarantees the due performance by Bank of its duties and obligations under this Agreement.

                                       NATIONAL PENN BANCSHARES, INC.


                                    By:_____________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT 5

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("Agreement") dated ___________, 2000, between PANASIA BANK, a New Jersey state bank ("Bank"), and YOUNG JAI LEE ("Officer").

                                   BACKGROUND

     Bank desires to employ Officer in its commercial banking business, on the terms and conditions set forth herein, and Officer is willing to provide such services, on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, Bank and Officer agree as follows:

     1. Position, Duties. During the term of this Agreement, Bank will employ Officer as an Executive Vice President and as Bank's Chief Administration Officer. Officer accepts such employment, with such powers and duties as may from time to time be determined by Bank's Board of Directors or Bank's President and Chief Executive Officer or by the Board of Directors of Bank's parent company, National Penn Bancshares, Inc. ("NPB"). Officer's primary responsibilities will include managing Bank's transition into NPB's data processing system and being actively involved in marketing Bank's and NPB's and its subsidiaries' and affiliates' products and services. In addition, Officer will be responsible for management oversight between Bank branch and operation personnel and NPB's and its subsidiaries' and affiliates' administration.

     Officer will devote substantially all his time and attention to, and will use his best energies and abilities in the performance of, his duties and responsibilities as prescribed in this Section 1, and will not engage in consulting work or any trade or business for his own account of for or on behalf of any other person, firm or corporation; provided, however, that Officer may own at any time, either directly or indirectly, up to 4.99% of the stock of any public company that may be a competitor of Bank, NPB or any of NPB's subsidiaries and affiliates. Officer will be entitled to reasonable vacation and sick leave in accordance with Bank policy, as the same may be revised from time to time.

     2. Compensation.

     (a) For all services to be provided by Officer pursuant to Section 1 from the date of this Agreement through ____________, 2001 [First anniversary of date of Agreement], Bank will pay

Officer a base salary of One Hundred Ten Thousand Two Hundred Forty Dollars ($110,240.00) per year.

     (b) For all services to be provided by Officer pursuant to Section 1 from ______________, 2001 through ____________, 2002 [Second anniversary of date of
Agreement], Bank will pay Officer a base salary of One Hundred Fourteen Thousand Six Hundred Fifty Dollars ($114,650.00) per year.

     (c) For all services to be provided by Officer pursuant to Section 1 from ______________, 2002 through ____________, 2003 [Third anniversary of date of
Agreement], Bank will pay Officer a base salary of One Hundred Nineteen Thousand Two Hundred Thirty-Six Dollars ($119,236.00) per year.

     (d) Bank will pay all such salary to Officer in approximately equal installments during each year on the customary salary payment dates of Bank, subject to applicable income tax withholding, deductions required by law, and other deductions authorized by Officer.

     3. Health Insurance, Benefit Plans, Stock Option Plans, etc. In addition to the compensation payable to Officer pursuant to Section 2, Bank shall permit Officer, during the term of this Agreement, to participate in all health insurance and benefit plans, group insurance, pension plans, or other plan or plans providing benefits applicable generally to employees of Bank which are presently in force or which may hereafter be adopted by Bank. During the term of this Agreement, to the extent that NPB grants stock options in any year to senior management pursuant to NPB's 1997 Officers' and Key Employees Stock Compensation Plan or any successor or similar stock compensation plan, NPB shall grant Officer options for a minimum of One Thousand (1,000) shares of NPB common stock in such year.

     4. Bonuses, Other Benefits.

     (a) As additional compensation for services provided hereunder from the date of this Agreement through _________, 2001 [First anniversary of date of Agreement], Bank will pay Officer a cash bonus of Eleven Thousand One Hundred Two Dollars ($11,102.00).

     (b) As additional compensation for services provided hereunder from __________, 2001 through __________, 2002 [Second anniversary of date of Agreement], Bank will pay Officer a cash bonus of Eleven Thousand One Hundred Forty-Seven Dollars ($11,147.00).

     (c) As additional compensation for services provided hereunder from __________, 2002 through ___________, 2003 [Third anniversary of date of
Agreement], Bank will pay Officer a cash bonus of Eleven Thousand One Hundred Ninety-Two Dollars ($11,192.00).

     (d) Bank will pay the foregoing cash bonuses to Officer within 30 days after the end of the respective year, subject to applicable income tax withholding, deductions required by law, and other deductions authorized by Officer.

     (e) As additional compensation for services provided hereunder, Officer shall be eligible, during the term of this Agreement, to participate in any bonus plan covering the officers of Bank which is presently in force or which the Bank may hereafter adopt, and to receive any bonus that may be awarded to him thereunder. Such additional compensation shall be determined in the sole discretion of Bank's Board of Directors and shall be based upon the successful integration of Bank into NPB's financial services organization and the growth of assets and new product sales of Bank based upon introductions made by Officer.

     (f) As additional compensation for services provided hereunder, Bank will, during the term of this Agreement:

          (i) Pay for, or reimburse Officer for, 100% of Officer's reasonable business expenses, upon receipt of appropriate documentation therefor; and

          (ii) Pay Officer a Five Hundred Dollar ($500.00) per month car allowance.

     5. Term.

     (a) This Agreement shall be for a term of three years beginning on the date hereof, subject to earlier termination of Officer's employment because of default by either party or Officer's "disability" for a period of 180 consecutive days. As used herein, "disability" means that, because of injury or sickness, Officer cannot perform each of the material duties of his regular occupation.

     (b) Officer may at any time terminate his employment with Bank. In such event:

          (i) this Agreement shall terminate at that time; and

          (ii) Bank shall not be obligated to pay Officer any further compensation pursuant to Section 2, any further options pursuant to Section 3, or any further bonuses pursuant to Section 4, except for Section 2 compensation, if any, accrued and unpaid through the date of termination.

     (c) Bank may terminate Officer's employment at any time for "cause". As used herein, "cause" means Bank's good faith reasonable belief that Officer (1) committed fraud, theft, or embezzlement, (2) falsified corporate records, (3) disseminated confidential information concerning customers, Bank, NPB or any of its other subsidiaries or affiliates, or any of their employees, (4) had documented unsatisfactory job performance under NPB's corporate dismissal policy, (5) violated NPB's Code of Conduct, or
(6) failed to perform his material duties hereunder or to otherwise comply with and observe the material covenants and agreements made by him herein. If Bank terminates Officer's employment for "cause":

          (i) Bank shall give Officer a written notice of termination effective on the date specified by Bank in said notice, which notice shall contain a full statement of the facts and reasons for such termination;

          (ii) this Agreement shall terminate at such time; and

          (iii) Bank shall not be obligated to pay Officer any further compensation pursuant to Section 2, any further options pursuant to Section 3, or any further bonuses pursuant to Section 4, except for Section 2 compensation, if any, accrued and unpaid through the date of termination.

     6. Non-competition. During the term of this Agreement, Officer shall not, directly or indirectly, acting alone or in conjunction with others:

     (a) Engage as a director, officer, employee, partner, shareholder, or in any other capacity, in any business in competition with Bank in the counties where Bank's business is then being conducted, any contiguous or bi-contiguous counties and in the New York metropolitan area;

     (b) Request any customers of Bank to curtail or cancel their business with Bank;

     (c) Solicit, canvass or accept any business or transaction for any other person, firm or corporation or business similar to the business of Bank;

     (d) Induce, or attempt to influence, any employee of Bank to terminate employment with Bank or to enter into any employment or other business relationship with any other person (including Officer), firm or corporation; or

     (e) Act or conduct himself in any manner which he shall have reason to believe is inimical or contrary to the best interests of Bank.

     As used herein, "business" means any banking or other financial services which Bank, NPB or any of NPB's subsidiaries or affiliates, including third party vendors, provides to customers of Bank.

     Officer recognizes that immediate and irreparable damage will result to Bank and NPB if Officer breaches any of the terms and conditions of this Section 6 and, accordingly, Officer hereby consents to the entry by any court of competent jurisdiction of an injunction against him to restrain any such breach, in addition to any other remedies or claims for money damages which Bank or NPB may seek. Officer represents and warrants that his experience and capabilities are such that he can obtain employment in business without breaching the terms and conditions of this Section 6, and the enforcement thereof by injunction or otherwise will not prevent him from earning a livelihood.

     7. Non-disclosure. During the term of this Agreement and thereafter for a period of five years, Officer shall not, directly or indirectly, acting alone or in conjunction with others, disclose to any person, firm or corporation any of the following information which is not otherwise in the public domain: any trade secret, any details of organization or business affairs, any names of past or present customers or any other confidential information, of Bank, NPB or any of NPB's other subsidiaries or affiliates.

     Officer recognizes that immediate and irreparable damage will result to Bank and NPB if Officer breaches any of the terms and conditions of this Section 7 and, accordingly, Officer hereby consents to the entry by any court of competent jurisdiction of an injunction against him to restrain any such breach, in addition to any other remedies or claims for money damages which Bank or NPB may seek.

     8. Change in Control.

     (a) If, during the term of this Agreement, (1) a "Change in Control" (as defined in Section 8(d)) shall occur, and (2) thereafter, at any time, there shall be:

          (i) an involuntary termination of Officer's employment (other than for "cause");

          (ii) any reduction in Officer's title, responsibilities or authority, including such title, responsibilities or authority as such may be increased from time to time;

          (iii) any reduction in Officer's annual base salary in effect immediately prior to a Change in Control, or any failure to provide Officer with benefits at least as favorable as those enjoyed by Officer under any of the pension, life insurance, medical, health and accident, disability or other employee plans of Bank or NPB in which Officer participated immediately prior to a Change in Control, or the taking of any action that would materially reduce any of such compensation or benefits in effect at the time of the Change in Control;

          (iv) any reassignment of Officer beyond a sixty (60) minute commute by automobile from Fort Lee, New Jersey; or

          (v) any requirement that Officer travel in performance of his duties on behalf of Bank or NPB for a greater period of time during any year than was required of Officer during the year preceding the year in which the Change in Control occurred;

then, at the option of Officer, exercisable by Officer within one hundred eighty
(180) days of the occurrence of any of the foregoing events, Officer may resign from employment by delivering a notice in writing to Bank, in which case Bank shall pay Officer, in one lump sum, within 30 days of Officer's delivery of such notice, an amount equal to the total amount of compensation remaining to be paid to Officer pursuant to Section 2 and the bonuses remaining to be paid to Officer pursuant to Section 4 through the remaining original term of this Agreement.

     (b) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any payment to Officer pursuant to Section 8(a) be greater than an amount equal to an amount ("X") determined pursuant to the following formula:

                           X = (2.99A - B) x (1 + C)D.

                    For purposes of the foregoing formula:

                    A = Officer's "Base Amount" (as defined in subsection 8(e)) (determined pursuant to Internal Revenue Code ("Code") Section 280G(b)(3)(A)) on the date of the Change in Control;

                    B = The present value of all other amounts which qualify as parachute payments under Code Section 280G(b)(2)(A) or (B) (without regard to the provisions of Code
                         Section 280G(b)(2)(A)(ii)), such present value to be determined pursuant to the provisions of Code Section 280G;

                    C = 120% times 0.5 times the lowest of the semiannual applicable federal rates (determined pursuant to Code
                         Section 1274(d)) in effect on the date of the Change in Control; and

                    D = The number of whole semiannual periods plus any fraction of a semiannual period from the date of the Change in Control to the date of termination of the Officer's employment.

If the foregoing provision results in a reduction of the payment to be made to Officer, then Officer may determine the allocation of the reduction among his various termination benefits (i.e., cash or non-cash).

     (c) Officer shall not be required to mitigate the amount of any payment provided for in Section 8(a) by seeking other employment or otherwise. The amount of any payment or benefit provided for in Section 8(a) shall not be reduced by any compensation earned by Officer as the result of employment by another employer or by reason of Officer's receipt of, or right to receive, any retirement or other benefits after the date of termination of employment or otherwise, except as otherwise provided therein.

     (d) As used herein, "Change in Control" means:

          (i) an acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Bank or NPB representing 24.99% or more of the combined voting power of Bank's or NPB's securities then outstanding;

          (ii) a merger, consolidation or other reorganization of Bank;

          (iii) a merger, consolidation or other reorganization of NPB, except where shareholders of NPB, immediately prior to consummation of any such transaction, continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

          (iv) a sale, exchange, transfer or other disposition of substantially all of the assets of Bank to another entity;

          (v) a sale, exchange, transfer or other disposition of substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

          (vi) a contested proxy solicitation of the shareholders of NPB which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

Notwithstanding the foregoing, the following shall not constitute a "Change in Control" for purposes of this Section 8:

          (i) NPB's failure to continue to own, directly or indirectly, a majority of the outstanding capital stock of Bank as the result of one or more public offerings by Bank of shares of its capital stock; or

          (ii) NPB's causing the assets, liabilities and business of the National Asian Bank Division of NPB's wholly-owned banking subsidiary, National Penn Bank, to be transferred to Bank, by a purchase and assumption transaction or otherwise.

     (e) As used herein, "Base Amount" means Officer's average annualized taxable compensation for the five (5) years prior to the year in which a Change in Control occurs, determined in accordance with the provisions of Code Section 280G and regulations promulgated thereunder.

     9. Assignment; Benefits.

     (a) The benefits of this Agreement are and shall be personal to Officer, and except as otherwise expressly provided herein, none thereof shall inure to the benefit of his heirs, personal representatives, or assigns. The obligations and duties of Officer hereunder shall be personal and not assignable or delegable by him in any manner whatsoever.

     (b) This Agreement shall be binding upon and inure to the benefit of Bank and it shall be assignable by Bank to any bank, corporation or other entity which may acquire Bank's business or all or substantially all of the assets of Bank, or with or into which Bank may be merged. Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Bank or NPB to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bank would be required to perform it if no such succession had taken place. Failure to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 8 of this Agreement shall apply. As used in
Section 8 of this Agreement, "Bank" or "NPB" shall mean Bank or NPB as defined previously and any successor to the business and/or assets of Bank or NPB as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     10. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given upon delivery if delivered personally or two business days after mailing if mailed by prepaid, registered or certified mail, return receipt requested, addressed as follows:

     If to Bank, to:

     Algot F. Thorell, Jr.
     President and Chief Executive Officer
     Panasia Bank
     183 Main Street
     Fort Lee, NJ  07024

     If to Officer, to:

     Young Jai Lee
     ====================

     11. Entire Agreement, Amendment. This Agreement is intended by the parties to constitute and does constitute the entire agreement between Bank and Officer with respect to the employment of Officer by Bank. This Agreement supersedes any and all prior agreements, understandings, negotiations and discussions of the parties, whether oral or written. This Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by Officer or an authorized officer of Bank, as the case may be, against whom or which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     12. Survival. Any termination of this Agreement shall not affect the provisions of Section 7, which shall survive such termination in accordance with its terms.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law of the State of New Jersey.

     14. Interpretation of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     15. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the date first above written.

                                       PANASIA BANK


                                    By:_____________________________
                                       Name:
                                       Title:


Witness:______________________         _____________________________
                                       Young Jai Lee


     Intending to be legally bound, the undersigned hereby guarantees the due performance by Bank of its duties and obligations under this Agreement.

                                       NATIONAL PENN BANCSHARES, INC.



                                    By:_____________________________
                                       Name:
                                       Title: